Exhibit 10.9

AGENCY AGREEMENT

December 18, 2020

Alpha Cognition Inc.

439 Helmcken Street,

Vancouver, BC, V6B 2E6

- and -

Crystal Bridge Enterprises Inc.

439 Helmcken Street

Vancouver, BC, V6B 2E6

Attention:	Mr. Kenneth A. Cawkell, Chief Executive Officer, Alpha Cognition Inc.
Mr. Rob Bakshi, Chairman and Chief Executive Officer, Crystal Bridge Enterprises Inc.

Dear Messrs. Cawkell and Bakshi:

Re: Private Placement of Subscription Receipts

Raymond James Ltd. (“Raymond James” or the “Lead Agent”), Echelon Wealth Partners Inc. (“Echelon”) and Haywood Securities Inc. (“Haywood”, collectively with Raymond James and Echelon, the “Agents”) understand that Alpha Cognition Inc. (the “Company” or “Alpha”) and Crystal Bridge Enterprises Inc., a capital pool company (“Crystal Bridge”, and together with the Company, the “Issuers”) propose to create, issue and sell, on a private placement basis (i) subscription receipts of the Company (the “Alpha Subscription Receipts”) at a price of $1.60 (the “Issue Price”) per Alpha Subscription Receipt and (ii) subscription receipts of Crystal Bridge (the “Crystal Subscription Receipts”, and together with the Alpha Subscription Receipts, the “Subscription Receipts”) at the Issue Price per Crystal Subscription Receipt, for aggregate gross proceeds of up to $6,000,000 or such greater amount as agreed to by the Issuers and the Agents.

Each Alpha Subscription Receipt shall be issued under a subscription receipt agreement (the “Alpha Subscription Receipt Agreement”) among the Company, the Agents and Computershare Trust Company of Canada in its capacity as subscription receipt agent thereunder (the “Subscription Receipt Agent”), to be dated as of the Closing Date (as defined herein). Each Alpha Subscription Receipt will, in accordance with the terms of the Alpha Subscription Receipt Agreement, entitle the holder thereof to receive without further consideration or action: (i) upon satisfaction of the Escrow Release Conditions (as defined herein) at or prior to the Escrow Release Deadline (as defined herein), one common share of the Company (a “Common Share”) and one-half of one common share purchase warrant of the Company (a “Warrant”) or (ii) if the Escrow Release Conditions are not satisfied at or prior to the Escrow Release Deadline or if Alpha, before the Escrow Release Deadline, has provided notice to the Agents that the Escrow Release Conditions will not be satisfied, an amount equal to the Issue Price of each Alpha Subscription Receipt plus the holder’s pro rata entitlement to the interest earned or income generated, if any, on such amount (less any applicable withholding tax).

Each Crystal Subscription Receipt shall be issued under a subscription receipt agreement (the “Crystal Subscription Receipt Agreement”) among Crystal Bridge, the Agents and the Subscription Receipt Agent, to be dated as of the Closing Date. Each Crystal Subscription Receipt will, in accordance with the terms of the Crystal Subscription Receipt Agreement, entitle the holder thereof to receive without further consideration or action: (i) upon satisfaction of the Escrow Release Conditions (as defined herein) at or prior to the Escrow Release Deadline (as defined herein), one common share of Crystal Bridge (the “Crystal Shares”) on a post-Consolidation basis (as defined herein) and one-half of one common share purchase warrant of Crystal Bridge (the “Crystal Warrants”) on a post-Consolidation basis (as defined herein); or (ii) if the Escrow Release Conditions are not satisfied at or prior to the Escrow Release Deadline or if Crystal Bridge, before the Escrow Release Deadline, has provided notice to the Agents that the Escrow Release Conditions will not be satisfied, an amount equal to the Issue Price of each Crystal Subscription Receipt plus the holder’s pro rata entitlement to the interest earned or income generated, if any, on such amount (less any applicable withholding tax).

The offering of the Subscription Receipts by the Issuers is hereinafter collectively referred to as the “Offering”.

The gross proceeds from the sale of the Subscription Receipts less an amount equal to: (i) 50% of the Agents’ Fee (as defined herein) payable by the Company in respect of the Alpha Subscription Receipts; and (ii) the Agents’ reasonable costs and expenses payable by the Company on the Closing Date pursuant to Section 17.1 hereof, and any interest earned or income generated thereon (collectively, the “Escrowed Funds”) shall be held in escrow in accordance with the terms of each of the Subscription Receipt Agreements (as defined herein). To ensure that the holders of Subscription Receipts collectively receive an amount equal to the aggregate Issue Price for such Subscription Receipts plus income and interest earned thereon, if any, actually received on the Escrowed Funds, the Issuers shall contribute, on a pro rata basis, such amounts as are necessary to satisfy any shortfall (the “Shortfall Amount”) and such funds shall be delivered to the holders of Subscription Receipts on a pro rata basis as prescribed in the Subscription Receipt Agreements.

The Agents further understand that the Company intends on proceeding with a ‘qualifying transaction’ (as such term is defined in Policy 2.4 of the TSX Venture Exchange (the “TSXV”) Corporate Finance Manual) with Crystal Bridge (the “Qualifying Transaction”). In connection with the Qualifying Transaction, Crystal Bridge, or an affiliate thereof, will acquire all of the issued and outstanding securities of the Company by way of a share exchange, pursuant to the terms and conditions of an arrangement agreement dated October 27, 2020 (the “Arrangement Agreement”). The Qualifying Transaction is expected to close in February 2021. Immediately prior to the completion of the Qualifying Transaction, Crystal Bridge will complete the consolidation of the common shares of Crystal Bridge on the basis of one post-consolidated common share for every 7.14 common shares of Crystal Bridge, and the corresponding adjustments to the share purchase warrants of Crystal Bridge and the stock options of Crystal Bridge in accordance with their terms (the “Consolidation”).

For purposes of this Agreement, the term “Resulting Issuer” shall mean Crystal Bridge as it will exist upon completion of the Qualifying Transaction. On closing of the Qualifying Transaction, each outstanding Common Share, Warrant, Crystal Share and Crystal Warrant will be automatically exchanged for, as applicable, one common share of the Resulting Issuer on a post-Consolidation basis (the “Resulting Issuer Common Shares”) and one common share purchase warrant of the Resulting Issuer on a post-Consolidation basis (the “Resulting Issuer Warrants”). Each full Resulting Issuer Warrant may be exercised to acquire one Resulting Issuer Common Share at a price of $2.10 per share for a period of twenty-four (24) months following the QT Closing Date (as defined herein).

Subject to the terms and conditions hereof, the Agents hereby agree to act, and the Issuers hereby appoint the Agents, as exclusive agents of the Issuers under the Offering to offer the Subscription Receipts for sale to investors, on a best efforts basis (without underwriter liability): (a) by way of private placement to “accredited investors” and other purchasers exempt from the prospectus requirements in compliance with NI 45-106 (as defined below) in each of the provinces of Canada or such fewer provinces as agreed upon by the Agents and the Issuers; (b) in the United States and to, or for the account or benefit of, U.S. Persons, by way of private placement to select U.S. Accredited Investors (as defined below) and QIBs (as defined below) pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “1933 Securities Act”) provided by Rule 506(b) of Regulation D (“Regulation D”) thereunder; and (c) such offshore jurisdictions as agreed upon by the Agents and the Issuers pursuant to relevant prospectus or registration exemptions in accordance with applicable Securities Laws (as defined below). All offers and sales of Subscription Receipts outside the United States shall be made in accordance with the exclusion from the registration requirements of the 1933 Securities Act provided by Rule 903 of Regulation S (“Regulation S”) thereunder.

It is further understood and agreed that the Agents shall be entitled to offer the Subscription Receipts for sale to Purchasers introduced to the Agents by the Issuers (the “President’s List Subscribers”), and that the Issuers shall be entitled to offer and sell Subscription Receipts directly to certain Purchasers in the United States or other excluded Purchasers (the “Issuer Direct Subscribers”). Notwithstanding anything else contained in this Agreement or in the Engagement Letter, the Agents shall not be obligated to process any subscription for Alpha Subscription Receipts from any Issuer Direct Subscriber, and the Company shall settle directly with the Issuer Direct Subscribers their respective subscription for Alpha Subscription Receipts and the Company shall indemnify and save harmless the Agents and any Indemnified Person (as defined below) for and against all losses relating to any sales of Subscription Receipts by the Issuers to any Issuer Direct Subscribers.

This Agreement, the Subscription Receipt Agreements, the Subscription Agreements (as defined below), the Compensation Warrant Certificate (as defined herein) and the certificates representing the Subscription Receipts (as attached to each of the Subscription Receipt Agreements) are referred to in this Agreement collectively as the “Operative Documents”.

Capitalized terms used but not defined above have the meanings ascribed to those terms in Section 1.1 of this Agreement.

1.	Definitions.

1.1	Where used in this Agreement, or in any amendment hereto, the following terms have the following meanings, respectively:

“Affiliate” has the meaning ascribed to such term in NI 45-106;

“Agents’ Counsel” means Goodmans LLP, legal counsel to the Agents;

“Agents’ Fee” has the meaning given to such term in Section 3.1;

“Agents’ Information” means any information or statement relating solely to the Agents and furnished to the Issuers by the Agents in writing expressly for inclusion in the Investor Presentation;

“Agreement”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Agency Agreement and not to any particular section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

“Alpha USA” means Alpha Cognition (USA) Inc., a wholly-owned subsidiary of the Company incorporated in the State of Florida;

“Alpha Delaware” means Alpha Cognition USA Inc., a wholly-owned subsidiary of the Company incorporated in the State of Delaware, which is currently in the process of being wound up;

“Applicable Distribution Compliance Period” has the meaning given to such term in Section 9.1(h)(xv);

“BCBCA” means the Business Corporations Act (British Columbia), as amended;

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the Provinces of Ontario and British Columbia are not open for business during normal business hours;

“Canadian Offering Jurisdictions” means each of the provinces of Canada;

“Canadian Securities Laws” means Securities Laws applicable in the Canadian Offering Jurisdictions;

“CDS” means CDS Clearing and Depositary Services Inc., or its nominee;

“Claim” has the meaning given to such term in Section 14.1;

“Clinical Trial” has the meaning given to such term in Section 7.1(t);

“Closing” means the completion of the issue and sale by the Company and Crystal Bridge, as applicable, of the Subscription Receipts pursuant to this Agreement, which may include closing in tranches and multiple closing dates;

“Closing Date” means December 18, 2020, or such other date as the Issuers and the Agents mutually agree upon, which may include closing in tranches and multiple issuance dates;

“Closing Time” means 7:00 a.m. (Pacific Standard time) on the applicable Closing Date, or any other time on the Closing Date as may be agreed to by the Issuers and the Agents;

“Company Covered Person” has the meaning given to such term in Section 7.1(vv)(xi);

“Company’s Counsel” means Sui & Company;

“Company IP” means the Intellectual Property owned by the Company or one of its Subsidiaries and necessary to conduct the business of the Company or such Subsidiary;

“Compensation Warrant Certificate” means the certificate representing the Compensation Warrants;

“Compensation Warrants” has the meaning given to such term in Section 3.2;

“Confidential Information” shall include any and all information relating to the business and affairs of the Issuers, including but not limited to: operations and methods of operating; business plans and projections; customers, suppliers, affairs, processes and personnel; financial, production, scientific and technical data and information, whether written, graphic or oral, as well as samples and specimens thereof, howsoever or whensoever obtained; excepting only the following:

(a)	information in the public domain (provided that it did not become part of the public domain through any act or omission, either direct or indirect, of the Agents);

(b)	information that becomes part of the public domain through no act or omission, either direct or indirect, of the Agents; and

(c)	information that the parties to this Agreement agree in writing to release under the terms of this Agreement;

“Consolidation” means the consolidation of the common shares of Crystal Bridge on the basis of one post-consolidated common share for every 7.14 common shares of Crystal Bridge, and the corresponding adjustments to the share purchase warrants of Crystal Bridge and the stock options of Crystal Bridge in accordance with their terms;

“Constating Documents” means the Company’s notice of articles, articles of amendment and the Shareholders Agreement;

“Crystal Constating Documents” means Crystal Bridge’s notice of articles;

“Crystal’s Counsel” means Morton Law LLP;

“Crystal Preferred Shares” means the preferred shares of Crystal Bridge;

“Data Room” means the Firmex virtual data room set up by or on behalf of the Issuers for the Offering;

“Dealer Covered Person” has the meaning given to such term in Section 9.1(h)(xii);

“Directed Selling Efforts” means “directed selling efforts” within the meaning of Rule 902 of Regulation S;

“Disqualification Event” has the meaning given to such term in Section 7.1(ww)(xi);

“distribution” means “distribution” or “distribution to the public”, which terms have the meanings attributed thereto under the Canadian Securities Laws;

“Due Diligence Responses” means the written and verbal responses provided by the Issuers, as applicable, together with all materials provided to the Agents and the Agents’ Counsel during or in connection with a Due Diligence Session, as given by any director or senior officer of an Issuer, at or in connection with a Due Diligence Session;

“Due Diligence Session” has the meaning given to such term in Section 5;

“Effective Time” means the time immediately before the effective time of completion of the transaction contemplated by the Arrangement Agreement and the closing of the Qualifying Transaction, as applicable;

“Enforceability Qualifications” means: (a) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally; (b) the application of equitable principles when equitable remedies are sought, including the remedies of specific performance and injunctive relief; and (c) applicable laws limiting rights to indemnity, contribution, waiver, and the ability to sever unenforceable terms;

“Engagement Letter” means the engagement letter between the Agents and the Issuers dated November 26, 2020;

“Environmental Laws” has the meaning given to such term in Section 7.1(pp);

“Environmental Permits” has the meaning given to such term in Section 7.1(qq);

“Escrow Agent” means the escrow agent that will hold the Escrowed Funds pursuant to this Agreement, as mutually agreed upon by the Issuers and Agents;

“Escrow Release Conditions” means the following conditions precedent to the release of the Escrowed Funds:

(a)	the completion, satisfaction or waiver of all conditions precedent set out in Sections 6.1, 6.2 and 6.3 of the Arrangement Agreement;

(b)	the completion, satisfaction or waiver of all conditions of closing set out in Section 12 of this Agreement; and

(c)	the delivery of the Escrow Release Notice by the Issuers and the Lead Agent to the Subscription Receipt Agent in accordance with the applicable Subscription Receipt Agreement;

“Escrow Release Date” means either (i) the date on which the Escrow Release Notice is received by the Subscription Receipt Agent in accordance with the terms of the Subscription Receipt Agreement, provided that the Escrow Release Notice is received by the Subscription Receipt Agent by 9:00 a.m. (Pacific Standard time) on such date; or (ii) the first Business Day following the date on which the Escrow Release Notice is received by the Subscription Receipt Agent in accordance with the terms of this Agreement, if the Escrow Release Notice is received by the Subscription Receipt Agent after 9:00 a.m. (Pacific Standard time) on such date;

“Escrow Release Deadline” means 5:00 p.m. (Pacific Standard time) on the date that is ninety (90) days following Closing, which date may be extended for an additional thirty (30) days upon the mutual agreement of both the Company and Raymond James;

“Escrow Release Notice” means the written notice in substantially the form set out in Schedule “B” attached to the applicable Subscription Receipt Agreement executed by the Issuers and the Lead Agent confirming that the Escrow Release Conditions have been satisfied and addressed to the Subscription Receipt Agent with instructions as to the release of the Escrowed Funds;

“FDA” means the U.S. Food and Drug Administration;

“Foreign Issuer” means “foreign issuer” as defined in Rule 902(e) of Regulation S;

“General Solicitation” and “General Advertising” mean “general solicitation” and “general advertising” within the meaning of Rule 502(c) of Regulation D;

“Governmental Authority” means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other Law, regulation or rule-making entity (including, without limitation, any stock exchange, securities regulatory authority, central bank, fiscal or monetary authority or authority regulating banks), having jurisdiction in the relevant circumstances;

“Hazardous Substances” has the meaning given to such term in Section 7.1(pp);

“HST” has the meaning given to such term in Section 3.4;

“Indemnified Persons” has the meaning given to such term in Section 14.1;

“Intellectual Property” means, collectively, intellectual property, including all copyright, trademarks and patents (both issued and pending), industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) copyright applications, trade mark applications, biological materials and patent applications, both domestic and foreign, owned, licensed, sub-licensed or applied for by the Company, or in which the Company otherwise has rights;

“Investor Presentation” means the investor presentation used in connection with marketing of the Offering and attached hereto as Schedule “C”;

“Knowledge of Crystal” and similar phrases means the actual knowledge of Rob Bakshi, Chairman and Chief Executive Officer and Pritpal Singh, Chief Financial Officer after making reasonable due inquiry of the appropriate officers or senior employees of Crystal Bridge to inform themselves as to the relevant matters, but without any requirement to make any inquiries of third parties or Governmental Authorities or to perform any search of any public registry office or system;

“Knowledge of the Company” and similar phrases means the actual knowledge of Kenneth Cawkell, Chief Executive Officer of the Company, Jeremy Wright, Chief Financial Officer of the Company, Fred Sancilio, President of the Company, and Denis Kay, Chief Scientific Officer after making reasonable due inquiry of the appropriate officers or senior employees of the Company to inform themselves as to the relevant matters, but without any requirement to make any inquiries of third parties or Governmental Authorities or to perform any search of any public registry office or system;

“Law” means any and all applicable laws, including all federal, provincial, state and local statutes, codes, ordinances, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, or regulatory judgments, orders, directives, decisions, rulings or awards of any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court, all having the force of law, binding on or affecting the Person referred to in the context in which the term is used;

“Leased Premises” means each premises of the Company which the Company or Subsidiary occupies as tenant, which for greater certainty includes the premises at (i) NRC INH Suite 508 – 550 University Avenue, Charlottetown, Prince Edward Island; (ii) 439 Helmcken Street, Vancouver, British Columbia; and (iii) 1645 Palm Beach Lakes Boulevard, Suite 1200, West Palm Beach, Florida, 33401;

“Licensed IP” means the Intellectual Property licensed by the Company from another Person and necessary to conduct the Company’s business;

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition creating an interest in property which, in substance, secures payment or performance of an obligation;

“Material Adverse Effect” or “Material Adverse Change” means any effect on, or change to, the business of the Issuers, as applicable, that alone or in conjunction with any other effects or changes: (a) is or is reasonably likely to be materially adverse to the results of operations, condition (financial or otherwise), business, assets, properties, capital, liabilities (contingent or otherwise), cash flow, income or business operations of the Issuers, as applicable, or prospects of such business, or to the completion of the transactions contemplated by this Agreement; or (b) would result in the Offering Documents or any amendments thereto containing a misrepresentation;

“Material Agreement” means any mortgage (or other form of material indebtedness), note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Company or Crystal Bridge, as applicable, is a party and which is material to the Company or Crystal Bridge, as applicable, or by which a material portion of the assets of the Company or Crystal Bridge, as applicable, is bound, including but not limited to, the licensing agreements for Alpha-1062 and Alpha-602 and all ancillary documents;

“material change”, “material fact” and “misrepresentation” have the meanings given to such terms under Canadian Securities Laws;

“Money Laundering Laws” has the meaning given to such term is Section 7.1(ss);

“NI 45-102” means National Instrument 45-102 – Resale Restrictions of the Canadian Securities Administrators;

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;

“Offering Documents” means collectively, the Subscription Agreements, the Investor Presentation, the term sheet attached as a schedule to the Subscription Agreement, and such other information or documentation as may be approved by the Issuers for distribution or provision to the Purchasers;

“Offering Jurisdictions” means the Canadian Offering Jurisdictions and the United States, and such other foreign jurisdictions as may be agreed upon by the Agents and the Issuer;

“Offshore Transaction” means an “offshore transaction” as that term is defined in Rule 902(h) of Regulation S;

“Permits” has the meaning given to such term in Section 7.1(o);

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

“Post-Closing Filings” means the filings by the Issuers: (a) with the Securities Commissions in the Canadian Offering Jurisdictions, within 10 days from the date of the sale of the Subscription Receipts, of a Form 45-106F1 prepared and executed in accordance with applicable Securities Laws in the Canadian Offering Jurisdictions and accompanied by the prescribed fees and fee checklist form, if any; and (b) with the Ontario Securities Commission, within 10 days from the date of the sale of the Subscription Receipts, the Investor Presentation;

“Proceedings and Liabilities” has the meaning given to such term in Section 15.1;

“Purchaser” means any Person who shall purchase Subscription Receipts pursuant to the Offering;

“QIB” means a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Securities Act;

“QT Closing Date” means the closing date of the Qualifying Transaction;

“Regulatory Authority” means any Governmental Authority or other body authorized by applicable law, exercising regulatory authority for the purpose of protecting or promoting public health and safety, over the testing, development, marketing, manufacturing, or distribution of any drug or medical device intended for use in human being, including without limitation, the FDA;

“Resulting Issuer Securities” means the common shares and warrants in the capital of the Resulting Issuer on a post-Consolidation basis to be issued upon completion of the Qualifying Transaction, including the Resulting Issuer Common Shares and Resulting Issuer Warrants to be issued to Purchasers in exchange for the Common Shares and Warrants;

“SEC” means the United States Securities and Exchange Commission;

“Securities Commissions” means the securities commissions or similar securities regulatory authorities in each of the Offering Jurisdictions;

“Securities Laws” means, collectively, all securities laws in each of the Offering Jurisdictions applicable in connection with the Offering and the respective rules and regulations made thereunder, together with applicable multilateral or national instruments, orders, rulings, rules and other regulatory instruments issued or adopted by each of the Securities Commissions;

“Series A Preferred Shares” means the series A preferred shares of the Company;

“Significant Shareholder” means any shareholder of either of the Issuers holding more than 5.0% of the issued and outstanding equity securities of such Issuer (on a fully-diluted prior to giving effect to the Qualifying Transaction);

“Shareholders Agreement” means the shareholders’ agreement of the Company made as of February 27, 2015;

“Subscription Agreement” means the agreement between the applicable Issuer and each Purchaser pursuant to which such Purchaser subscribes for and agrees to purchase Subscription Receipts in connection with the Offering;

“Subscription Receipt Agreements” means the Alpha Subscription Receipt Agreement and the Crystal Subscription Receipt Agreement;

“Subsidiary” means a subsidiary body corporate of the Company or Crystal Bridge, as applicable, within the meaning of the BCBCA, and “Subsidiaries” means all of them;

“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Rule 902(j) of Regulation S;

“Supplementary Material” means any amendment to the Offering Documents;

“Taxes” has the meaning given to such term in Section 7.1(m);

“Termination Date” has the meaning given to such term in the Subscription Receipt Agreements;

“TSXV Listing” means the conditional approval of the TSXV for the Qualifying Transaction and the listing of the Resulting Issuer Common Shares on the TSXV;

“Underlying Securities” means all such securities underlying the Subscription Receipts;

“United States” means the United States of America and all of its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Accredited Investor” means an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the 1933 Securities Act;

“U.S. Affiliate” means the United States registered broker-dealer Affiliate of an Agent;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, including the rules and regulations adopted by the SEC thereunder; and

“U.S. Person” means a “U.S. person” within the meaning of Rule 902(k) of Regulation S.

1.2	Unless otherwise indicated, all references to monetary amounts in this Agreement are to lawful money of Canada.

1.3	Any reference in this Agreement to a schedule, section, paragraph, subsection, subparagraph, clause or subclause will refer to a schedule, section, paragraph, subsection, subparagraph, clause or subclause of this Agreement.

1.4	The Schedules hereto are incorporated into this Agreement by reference and are deemed to be a part hereof.

1.5	Unless otherwise expressly provided in this Agreement, words importing the singular number include the plural and vice versa and words importing gender include all genders and the gender neutral.

2.	Appointment of the Agents.

2.1	The Issuers hereby appoint the Agents as the Issuers’ exclusive agents to effect the Offering. Subject to the terms and conditions hereinafter provided, the Agents agree to act as the Issuers’ agents for such purpose and to use its best efforts to effect the sale of the Subscription Receipts on the Issuers’ behalf to Purchasers in the Offering Jurisdictions, at the Issue Price. It is understood that the Agents shall act as agents only and shall not at any time be obligated to purchase or to arrange for the purchase of any Subscription Receipts.

3.	Agents’ Fee.

3.1	Subject to Closing and in consideration of the services rendered and to be rendered by the Agents in connection with the Offering, including, without limitation: (a) acting as financial advisors to the Issuers; (b) offering the Subscription Receipts for sale; (c) performing administrative work in connection with these matters; and (d) all other services arising out of this Agreement, the Company agrees to pay, on a pro rata basis, to the Agents at the Closing Time, and Crystal Bridge agrees to pay, on a pro rata basis, to the Agents at the closing time of the Qualifying Transaction, an aggregate cash commission (the “Agents’ Fee”) equal to 7.0% of the gross proceeds received by such Issuer from the sale of Subscription Receipts under the Offering (excluding any Subscription Receipts sold to any President’s List Subscriber or Issuer Direct Subscriber), provided that the Agent’s Fee shall be equal to 3.5% of the gross proceeds received by either Issuer from the sale of Subscription Receipts to President’s List Subscribers and no Agent’s Fee shall be payable on the sale of Subscription Receipts to Issuer Direct Subscribers.

Fifty percent (50%) of the Agents’ Fee payable by the Company in respect of the Alpha Subscription Receipts shall be fully earned and paid to the Agents on the Closing Date. The remaining fifty percent (50%) of the Agents’ Fee payable by the Company in respect of the Alpha Subscription Receipts and one hundred percent (100%) of the Agents’ Fee payable by Crystal Bridge in respect of the Crystal Subscription Receipts will be deposited into escrow on the Closing Date and form part of the Escrowed Funds and shall be payable upon the satisfaction and/or waiver of the Escrow Release Conditions and the release of the Escrowed Funds by the Subscription Receipt Agent.

3.2	In addition to the Agents’ Fee, as additional consideration for the performance of their obligations hereunder, the Company shall issue to the Agents (in such name or names as the Agents may direct in writing, subject to compliance with applicable law) compensation warrants (the “Compensation Warrants”) which will be exchanged for compensation warrants of the Resulting Issuer on close of the Qualifying Transaction, entitling the Agents to purchase that number of Resulting Issuer Common Shares as is equal to 7.0% of the total number of Subscription Receipts issued pursuant to the Offering at any time until the date that is twenty-four (24) months following the QT Closing Date at a price equal to $1.60 per Resulting Issuer Common Share (subject to any necessary adjustments, including to reflect the terms of the Qualifying Transactions). Notwithstanding the foregoing, the number of Compensation Warrants issuable in connection with the sale of Subscription Receipts to President’s List Subscribers shall be reduced to 3.5%, and no Compensation Warrants shall be issuable in connection with Alpha Subscription Receipts sold to Issuer Direct Subscribers.

3.3	The Agents may retain one or more registered securities brokers or investment dealers to act as selling agent in connection with the sale of the Subscription Receipts (excluding any sales of Subscription Receipts by the Company to any Issuer Direct Subscribers) but the compensation payable to such selling agent shall be the sole responsibility of the Agents, and only as permitted by and in compliance with all applicable Securities Laws and the Agents will require each such selling agent to so agree.

3.4	The services provided by the Agents in connection with the Offering will not be subject to Harmonized Sales Tax (“HST”) provided for in the Excise Tax Act (Canada) and taxable supplies will be incidental to the exempt financial services provided. However, in the event the Canada Revenue Agency determines that HST provided for in the Excise Tax Act (Canada) is exigible on the Agents’ Fee, the Issuers agree to pay the amount of HST so assessed forthwith upon the request of the Agents.

4.	Sale on Exempt Basis.

4.1	Each of the Issuers will file or cause to be filed all documents required to be filed by such Issuer, if any, in connection with the transactions contemplated by this Agreement so that the Offering may be effected in a manner exempt from the prospectus and registration requirements of the Securities Laws, including, the filing of reports required under Part 6 of NI 45-106 with the applicable Securities Commissions in Canada, together with the applicable fees. The Agents shall deliver to the Issuers, as soon as practicable and, in any event, in sufficient time to allow the Issuers to comply with all Securities Laws and other regulatory requirements applicable in the Canadian Offering Jurisdictions, information regarding the Purchasers required to be provided in the reports required under Part 6 of NI 45-106.

4.2	None of the Issuers, the Agents nor any of their respective Affiliates shall provide to prospective Purchasers any document or other material that would constitute an offering memorandum within the meaning of Canadian Securities Laws other than the Offering Documents or other documents agreed upon in writing by the Issuers and the Agents, and the Offering will not be advertised in any newspaper, magazine, printed media or similar medium of general and regular paid circulation, broadcast over radio or television or by means of the internet and no seminar or meeting relating to the Offering whose attendees have been invited by General Solicitation or General Advertising will be conducted.

5.	Due Diligence.

5.1	The Issuers shall allow the Agents and Agents’ Counsel, prior to the Closing Time, to conduct all due diligence which the Agents may reasonably require in order to: (a) confirm that the information contained in the Offering Documents is accurate, complete and current in all material respects; and (b) fulfill the Agents’ obligations as registrants under Securities Laws. Without limiting the generality of the foregoing, the Issuers shall make available their directors, senior management and audit committee, and shall use all commercially reasonable efforts to cause their legal counsel to be available, as applicable, to answer any questions which the Agents may have and to participate in one or more due diligence sessions to be held prior to the Closing Time (collectively, the “Due Diligence Session”). The Agents shall distribute a list of written questions to be answered during the Due Diligence Session, and the Issuers shall use their reasonable commercial efforts to have their legal counsel attend the Due Diligence Session. The Due Diligence Responses given to the due diligence questions by the Issuers and their directors and officers to the Agents will be true and correct where they relate to matters of fact, and the Issuers and their directors and officers will respond in as thorough and complete a fashion as possible. Where the Due Diligence Responses reflect the opinion or view of the Issuers or their directors or officers, such opinions or views were honestly held at the time they were given.

6.	Material Change.

6.1	During the period starting from the date hereof until the earlier of (i) QT Closing Date or (ii) the Termination Date, and subject to Securities Laws, the Issuers will promptly inform the Agents of the full particulars of:

(a)	any material change (actual, anticipated or, to the Knowledge of the Company or to the Knowledge of Crystal, as applicable, threatened) in or affecting the business, operations, capital or long-term debt, properties, assets, liabilities or obligations (absolute, accrued, contingent or otherwise), condition (financial or otherwise), prospects or results of operations of the Issuers;

(b)	any change in any material fact or the occurrence of a material change affecting or related to the Qualifying Transaction or the completion thereof;

(c)	any change in any material fact contained or referred to in the Offering Documents or any Supplementary Material or in any information regarding the Issuers previously provided to the Agents by the Issuers in writing, which has not otherwise been disclosed to the Agents;

(d)	the occurrence or discovery of a fact or event, which, in any such case, is, or may be, of such a nature as to result in a misrepresentation or in a material Securities Law breach in the Offering Documents or any Supplementary Material;

(e)	the issuance by any Securities Commission, the SEC or other similar regulatory authority of any order to cease or suspend trading of any securities of the Issuers or, to the extent permitted by Securities Laws, of the institution or threat of institution of any proceedings for that purpose; or

(f)	the receipt by the Issuers of any order, request or communication of any Securities Commission, the SEC or other similar regulatory authority or any other competent authority preventing or suspending the use of, or otherwise relating to, the Offering Documents or any Supplementary Material, or preventing or suspending, or otherwise relating to, the Offering.

6.2	The Issuers shall in good faith discuss with the Agents any change in a fact, events or circumstances (actual, proposed or prospective) which is of such a nature that there is reasonable doubt whether notice need be given to the Agents pursuant to this Section 6.

6.3	The Issuers shall deliver or cause to be delivered without charge to the Agents and Agents’ Counsel, promptly upon the request of the Agents or Agents’ Counsel, copies of the Supplementary Material, if any, once prepared.

6.4	During the period of distribution of the Subscription Receipts, the Issuers will promptly provide to the Agents drafts of any material press releases of the Issuers for review and approval by the Agents prior to issuance, such approval not to be unreasonably withheld, delayed or conditioned. Each Issuer will use its commercially reasonable efforts to provide the Agents with 24 hours’ advance notice of any other press release of such Issuer during such period.

7.	Representations and Warranties of the Company.

7.1	The Company hereby represents, warrants and covenants to and with the Agents as follows (which representations, warranties and covenants shall survive the Closing in accordance with Section 20.1), and acknowledges that the Agents and Agents’ Counsel are relying thereon (where applicable, a reference to the Company under this Section 7.1 includes Alpha USA):

(a)	the Company and each of its Subsidiaries have been duly incorporated and are validly existing under the laws of such entity’s governing jurisdiction, have all requisite power and authority and are duly qualified and hold all necessary material permits, licenses and authorizations to carry on such entity’s business as currently conducted and as proposed to be conducted and to own or lease its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up, except for Alpha Delaware, and the Company has all requisite corporate power and authority to carry out its obligations under the Operative Documents;

(b)	the Company is in the process of formally dissolving or otherwise wounding up Alpha Delaware so that it will no longer exist as a Subsidiary of the Company;

(c)	no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company or its Subsidiaries, other than the Shareholders Agreement;

(d)	the Company is the registered and beneficial owner of all of the issued and outstanding securities of Alpha USA, and no agreement is in force or effect which contemplates the issuance of securities of Alpha USA to any third party;

(e)	other than Alpha USA and Alpha Delaware, the Company does not beneficially own, or exercise control or direction over, 10% or more of the outstanding voting shares of any Person and the Company has no Subsidiaries nor Affiliates;

(f)	the Company’s Subsidiaries do not beneficially own, or exercise control or direction over, 10% or more of the outstanding voting shares of any Person and the Company’s Subsidiaries have no Subsidiaries;

(g)	all consents, approvals, permits, authorizations or filings as may be required under applicable Securities Laws necessary for the execution and delivery of the Operative Documents and the issuance of the Alpha Subscription Receipts and the Common Shares upon the conversion of the Alpha Subscription Receipts and the completion of the transactions contemplated hereby, have been made or obtained, as applicable, subject to the Post-Closing Filings;

(h)	other than the Qualifying Transaction, the Company has not approved, is not contemplating, nor has it entered into any agreement in respect of, and to the Knowledge of the Company: (i) the purchase of any property material to the Company or material assets or any interest therein or the sale, transfer or other disposition of any material property of the Company or material assets or any interest therein currently owned, directly or indirectly, by the Company, whether by asset sale, transfer or sale of shares or otherwise; or (ii) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Company) of the Company;

(i)	no order ceasing or suspending trading in any securities of the Company or prohibiting the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose are pending or, to the Knowledge of the Company, threatened;

(j)	the definitive form of certificate representing the Common Shares are in due and proper form under the laws governing the Company and in compliance with the requirements of the TSXV Corporate Finance Manual and does not conflict with the Constating Documents;

(k)	upon closing of the Qualifying Transaction, the Company will be a foreign private issuer in accordance with Rule 3b-4 under the Securities Exchange Act of 1934, as amended;

(l)	other than as disclosed in the Data Room, there is no action, suit, proceeding, inquiry or investigation before or brought by any person, court or Governmental Authority, Regulatory Authority or otherwise now pending, or, to the Knowledge of the Company, threatened against or affecting the Company;

(m)	the Company has not declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its securities and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its securities or agreed to do so or otherwise effected any return of capital with respect to such securities;

(n)	all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company or any of its Subsidiaries have been paid when due; except as disclosed below, all Tax returns, declarations, remittances and filings required to be filed by the Company or any of its Subsidiaries on or prior to the date of this Agreement have been filed with all appropriate authorities and all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading; other than the Canada Revenue Agency’s review of the Company’s 2018 tax return pertaining to their Scientific Research and Experimental Development claim, to the Knowledge of the Company, no examination of any Tax return of the Company or any of its Subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company or any of its Subsidiaries;

(o)	the Company maintains a system of internal accounting controls that is customary for comparable companies and sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(p)	as at the Closing Date, other than: (i) with respect to the Alpha Subscription Receipts and the Compensation Warrants; and (ii) as contemplated under the Shareholders Agreement; no holder of outstanding securities of the Company will be entitled to any pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company;

(q)	the Company and each of its Subsidiaries have conducted and are conducting its business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it carries on business or holds assets (including all applicable federal, provincial, municipal and local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body, including all Governmental Authorities), holds all permits, licenses and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on that are material to the conduct of the business of the Company or such Subsidiary (collectively, the “Permits”) under all such laws and is in compliance in all material respects with all terms of such Permits, all such Permits are valid and in good standing, and the Company or any of its Subsidiaries have not received a notice of non-compliance, or knows of, or has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or Permits;

(r)	the Company and each of its Subsidiaries owns or has the right to use under license, sub-license or otherwise all Intellectual Property used by the Company or such Subsidiary in its business;

(s)	the Material Agreements of the Company and its Subsidiaries disclosed in the Data Room are the only material documents and contracts currently in effect under and by virtue of which the Company is entitled to the assets and conducts its business. Each of the Material Agreements are in full force and effect and there are no outstanding defaults or breaches under any of the Material Agreements on part of the Company;

(t)	attached as Schedule “B” is a complete and accurate list of all Company IP. Complete and correct copies of all agreements whereby any rights in respect of Licensed IP have been granted to the Company or one of its Subsidiaries and have been provided to the Agents in the Data Room. The Company or any of its Subsidiaries have not granted any licence or other rights to any other person in respect of the Company IP. The Company IP is free and clear of any encumbrances. The Company IP comprises all the Intellectual Property necessary to conduct the business of the Company and each of its Subsidiaries as currently contemplated to be conducted. To the Knowledge of the Company, there has been no infringement or violation of the Company’s or any of its Subsidiaries’ rights in and to any trade secrets or confidential information owned by the Company or such Subsidiary. The Company or one of its Subsidiaries owns or has the right to use all of the Intellectual Property necessary for the business of the Company and each of its Subsidiaries as of the date hereof. All registrations (or applications for registrations), if any, and filings that the Company has considered necessary to preserve the rights of the Company and its Subsidiaries in the Intellectual Property have been made and are in good standing. Except as disclosed in the Data Room, the Company nor any Subsidiary have pending any action or proceeding, nor, to the Knowledge of the Company, any threatened action or proceeding, against any person with respect to the use of the Intellectual Property, and there are no circumstances which cast reasonable doubt on the validity or enforceability of the Intellectual Property material to the business of the Company or any of its Subsidiaries. The conduct of the Company’s business does not, to the Knowledge of the Company, infringe upon the intellectual property rights of any other person;

(u)	no permits issued by the FDA or any Governmental Authority or Regulatory Authority have been limited, suspended, or revoked and, to the Knowledge of the Company, neither the FDA nor any Governmental Authority or Regulatory Authority is considering such action;

(v)	there is no false or misleading information or significant omission in any product application or other submission to the FDA or any comparable Regulatory Authority;

(w)	all products developed, tested, investigated, manufactured, stored, distributed and marketed, including but not limited to, Alpha-1062 and Alpha-602, by or on behalf of the Company and any Subsidiaries that are subject to the jurisdiction of the FDA or any comparable Regulatory Authority have been and are being developed, tested, investigated, manufactured, stored, distributed, marketed, and sold in material compliance with FDA legal requirements or any other applicable legal requirement, including those regarding non-clinical testing, clinical research, establishment registration, device listing, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, adverse event reporting and reporting of corrections and removals;

(x)	the research, pre-clinical and clinical validation studies described in the Offering Documents and other studies and tests conducted by or on behalf of or sponsored by the Company or its Subsidiary or in which the Company or its Subsidiary or its products or product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with good clinical practice and medical standard-of-care procedures including in accordance with the protocols submitted to Health Canada, the FDA or any other Governmental Authority or Regulatory Authority exercising comparable authority and the Company does not have knowledge of any other trials, studies or tests, the results of which reasonably call into question the results of such studies and tests. None of the Company or Subsidiary has received any notices or other correspondence from such regulatory authorities or any other governmental authority or any other person requiring the termination, suspension or material modification of any such research, pre-clinical and clinical validation studies or other studies and tests. None of the Company or any Subsidiary has filed to submit to the FDA any necessary Investigational New Drug Application for a clinical trial it is conducting or sponsoring. All such submissions and any New Drug Application submission were in material compliance with applicable laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions.

(y)	each of the Company and Subsidiaries has filed with the applicable Regulatory Authority all material filings, declarations, listings, registrations, reports, updates and submissions that are required to be so filed. All such filings were in compliance in all material respects with applicable laws when filed and no deficiencies have been asserted by any Regulatory Authority with respect to any such filings, declarations, listings, registrations, reports, updates or submissions;

(z)	the Company or any of its Subsidiaries do not own any real property;

(aa)	except for the Leased Premises, the Company or any of its Subsidiaries do not lease any real property;

(bb)	the Leased Premises constitute each premises which is material to the Company, and with respect to the Leased Premises, the Company occupies the Leased Premises and has the right to occupy and use the Leased Premises as tenant. Any and all of the agreements and other documents and instruments pursuant to which the Company holds the property and assets thereof (including any interest in, or right to earn an interest in, any property, including the Leased Premises) are in good standing, and valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof. The Company is not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under applicable laws of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Company derives the interests thereof in such property and assets are in good standing in all material respects and there has been no material default under any such lease, licence or claim.

(cc)	there are no outstanding judgments, writs of execution, seizures, injunctions or directives against, nor any work orders or directives or notices of deficiency capable of resulting in work orders or directives with respect to any of the Leased Premises;

(dd)	the execution and delivery of each of the Operative Documents and the compliance with all provisions contemplated thereunder, the offering and sale of the Alpha Subscription Receipts and the issuance of the Common Shares and Warrants upon satisfaction or waiver of the Escrow Release Conditions, if applicable, does not and will not:

(i)	require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange, securities regulatory authority or other third party, except: (A) such as have been obtained; or (B) for the Post-Closing Filings;

(ii)	result in a breach of or default under, nor create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, nor conflict with:

(A)	any of the terms, conditions or provisions of the Constating Documents or resolutions of the shareholders, directors or any committee of directors of the Company;

(B)	any statute, rule, regulation or law applicable to the Company, including applicable Securities Laws, or any judgment, order or decree of any Governmental Authority, agency or court having jurisdiction over the Company, that would result in a Material Adverse Effect; or

(C)	any Material Agreement; and

(iii)	give rise to any Lien, charge or claim in or with respect to the properties or assets now owned or hereafter acquired by the Company or the acceleration of or the maturity of any debt under any indenture, mortgage, lease, agreement or instrument binding or affecting the Company or any of its properties;

(ee)	upon the execution and delivery thereof, each of the Operative Documents shall constitute a valid and binding obligation of the Company and each shall be enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Qualifications;

(ff)	at the Closing Time, all necessary corporate action will have been taken by the Company to: (i) validly create, authorize and issue the Alpha Subscription Receipts and the Compensation Warrants; and (ii) allot, reserve and authorize the issuance of the Common Shares issuable upon conversion of the Alpha Subscription Receipts and the Compensation Warrants, as fully paid and non-assessable securities in the capital of the Company upon the conversion of the Alpha Subscription Receipts and the due exercise of the Compensation Warrants in accordance with their respective terms, as the case may be;

(gg)	the authorized capital of the Company consists of an unlimited number of Common Shares, an unlimited number of class B common shares, an unlimited number of class C preferred shares and 15,000,000 Series A Preferred Shares, of which, as of the close of business on the Business Day immediately preceding the date hereof, 42,996,524 Common Shares and 7,916,380 Series A Preferred Shares are issued and outstanding as fully paid and non-assessable shares;

(hh)	as of the date hereof, the Company has 9,201,783 warrants to purchase Common Shares issued and outstanding, 10,069,365 options to purchase Common Shares issued and outstanding, and $2,059,319 of convertible promissory notes (principal, before interest) convertible into Common Shares (or Crystal Shares) and $1,940,680 convertible into Common Shares (or Crystal Shares and Crystal Warrants), all as further described on Schedule ”A”;

(ii)	all information which has been prepared by the Company relating to the Company or its Subsidiaries and its business and liabilities has been provided to the Agents, and all financial and operational information provided to the Agents is, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(jj)	except as contemplated hereby (including any selling agent retained by the Agents pursuant to Section 3.2), there is no Person acting or purporting to act at the request of the Company, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein;

(kk)	there is no legislation, or proposed legislation (published by a legislative body), which the Company anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Company, taken as a whole;

(ll)	the Company and its Subsidiaries are in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages;

(mm)	there has not been and there is not currently any labour disruption or conflict which is adversely affecting or is reasonably likely to adversely affect the carrying on of the business of the Company or its Subsidiaries;

(nn)	the minute books and records of the Company and its Subsidiaries made available to counsel for the Agents in connection with its due diligence investigation of the Company for the periods from each of the Company’s or such Subsidiary’s date of incorporation to the date hereof are all of the minute books and records of the Company or such Subsidiary and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Company or such Subsidiary, as the case may be, to the date of review of such corporate records and minute books and there have been no other material meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Company or such Subsidiary, as the case may be, to the date hereof not reflected in such minute books and other records;

(oo)	the Company or its Subsidiaries have no loans or other indebtedness outstanding which have been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with them;

(pp)	the Company and its Subsidiaries maintain insurance covering the operations, personnel and business of the Company and its Subsidiaries as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company or such Subsidiary, as the case may be, and the business of the Company and such Subsidiary; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date; the Company has no reason to believe that it or such Subsidiary, as the case may be, will not be able to renew any such insurance as and when such insurance expires;

(qq)	the Company and its Subsidiaries are in compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the “Environmental Laws”) relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance (the “Hazardous Substances”) except where such non-compliance would not have a Material Adverse Effect;

(rr)	there are no licences, permits, approvals, consents, certificates, registrations or other authorizations under any applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the business currently carried on by the Company or any of its Subsidiaries;

(ss)	neither the Company, any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Corruption of Foreign Public Officials Act (Canada) or similar legislation, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(tt)	the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government or Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending, or to the Knowledge of the Company, threatened;

(uu)	the Company is not a “reporting issuer” as defined by Canadian Securities Laws and does not have a class or securities registered pursuant to Section 12 under the U.S. Exchange Act nor a reporting obligation pursuant to Section 15(d) thereunder, and the Company is not required to register any class of its securities pursuant to Section 12 thereunder;

(vv)	the Company or any of its Subsidiaries are not a party to any collective agreement;

(ww)	United States Offers and Sales:

(i)	the Company is not, and following the application of the proceeds from the sale of the Alpha Subscription Receipts and the application of the proceeds thereof will not be, registered or required to be registered as an “investment company” under the United States Investment Company Act of 1940, as amended;

(ii)	except with respect to offers and sales to U.S. Accredited Investors and QIBs solicited by the Agents in accordance with this Agreement for sale by the Company in reliance upon the exemption from registration available under Rule 506(b) of Regulation D, none of the Company, its Affiliates, or any Person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates or any person acting on any of their behalf, in respect of which no representation, warranty, covenant or agreement is made) (1) has made or will make any offer to sell, or any solicitation of an offer to buy, any Alpha Subscription Receipts to a Person in the United States or to, or for the account or benefit of, a U.S. Person; and (2) none of the Company, its Affiliates, or any person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates or any person acting on any of their behalf, in respect of which no representation, warranty, covenant or agreement is made) offered or sold, or will offer or sell, any of the Alpha Subscription Receipts outside the United States except for offers and sale made in Offshore Transactions in accordance with Rule 903 of Regulation S with regard to offers and sale made by an issuer that does not qualify as a Foreign Issuer;

(iii)	the Company will refuse to register any transfer of Alpha Subscription Receipts or of the related Underlying Securities not made in accordance with the provisions of Regulation S, pursuant to 1933 Securities Act registration, or pursuant to an available exemption from 1933 Securities Act registration;

(iv)	during the period in which Alpha Subscription Receipts are offered for sale, none of the Company, its Affiliates, or any Person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates or any Person acting on its or their behalf, in respect of which no representation, warranty, covenant or agreement is made), has engaged in or will engage in any Directed Selling Efforts or has taken or will take any action that would cause the exemptions afforded by Rule 506(b) of Regulation D or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Alpha Subscription Receipts in accordance with this Agreement;

(v)	none of the Company, its Affiliates or any Person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates or any Person acting on its or their behalf, in respect of which no representation, warranty, covenant or agreement is made), has offered or will offer to sell, or has solicited or will solicit offers to buy, Alpha Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons, by means of any form of General Solicitation or General Advertising or has taken or will take any action that would constitute a public offering of the Alpha Subscription Receipts in the United States within the meaning of subsection 4(a)(2) of the 1933 Securities Act;

(vi)	the Company has not offered or sold, for a period of six months prior to the commencement of the Offering, and will not offer or sell, any securities in a manner that would be integrated with the offer and sale of the Alpha Subscription Receipts and would cause the exemption from registration provided by Rule 506(b) of Regulation D, or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of Alpha Subscription Receipts in accordance with this Agreement;

(vii)	none of the Company, any of its Affiliates or any Person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates, or any Person acting on of its or their behalf, in respect of which no representation, warranty, covenant or agreement is made), has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Alpha Subscription Receipts;

(viii)	none of the Company, its Affiliates or any Person acting on its or their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates, or any person acting on of its or their behalf, in respect of which no representation, warranty, covenant or agreement is made), will (A) take an action that would cause the exemption provided by Section 3(a)(9) of the 1933 Securities Act to be unavailable for the exchange of the Alpha Subscription Receipts for Underlying Securities, or (B) pay or give any commission or other remuneration, directly or indirectly, for soliciting the exchange of the Alpha Subscription Receipts for Underlying Securities;

(ix)	none of the Company or any of its predecessors or Affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such Person for failure to comply with Rule 503 of Regulation D;

(x)	if required, the Company will complete and file with the SEC a notice on Form D within 15 days after the first sale of Alpha Subscription Receipts pursuant to Rule 506(b) of Regulation D, and will make such filings with any applicable state securities commission as may be required by state law;

(xi)	none of the Company, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”, other than any Dealer Covered Person, as to whom no representation, warranty or covenant is made) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D. The Company has exercised reasonable care to determine: (A) the identity of each Person that is a Company Covered Person, and (B) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D, and has furnished to the Agents a copy of any disclosures provided thereunder; and

(xii)	the Company is not aware of any Person (other than a Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with the sale of any Alpha Subscription Receipts pursuant to Rule 506(b) of Regulation D;

(xx)	except pursuant to the rights otherwise available for employees of the Company and its Subsidiaries: (i) at common law; (ii) under applicable employment standards legislation; or (iii) as set out in the Date Room, there is presently no material plan in place for retirement bonus, pension benefits, unemployment benefits, deferred compensation, severance or termination pay, insurance, sick leave, disability, salary continuation, legal benefits, vacation or other employee incentives or compensation that is contributed to or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former director, executive officer, employee or consultant of the Company or any of its Subsidiaries;

(yy)	none of the stock options of the Company have been, will be or will have been accelerated, including in connection with the Offering or the Qualifying Transaction;

(zz)	the Company or any of its Subsidiaries are not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the articles of the Company and applicable laws) or any other like commitment of the obligations, liabilities (contingent or otherwise) of indebtedness of any other Person;

(aaa)	other than as provided for in this Agreement, the Company has not granted any rights of first refusal for an equity financing;

(bbb)	no current or proposed officer or director of the Company, nor any employee of the Company or any of its Subsidiaries, is subject to any limitations or restrictions on their activities or investments, including any non-competition provisions, that would in any way limit or restrict their involvement with the Company or the business affairs of the Company as now conducted or presently proposed to be conducted;

(ccc)	any statistical and market-related data included in the Offering Documents relating to the Company is based on or derived from sources the Company believes to be reliable and accurate, and the Company has obtained consent to the use of such data from such appropriate sources to the extent required; and

(ddd)	there has been no Material Adverse Change in the business, affairs, operations, assets, liabilities or capital of the Company or any of its Subsidiaries.

8.	Representations and Warranties of Crystal Bridge

8.1	Crystal Bridge hereby represents, warrants and covenants to and with the Agents as follows (which representations, warranties and covenants shall survive the Closing in accordance with Section 21.1), and acknowledges that the Agents and Agents’ Counsel are relying thereon:

(a)	Crystal Bridge has been duly incorporated and is validly existing under the laws of such entity’s governing jurisdiction, has all requisite power and authority and is duly qualified and holds all necessary material permits, licenses and authorizations to carry on such entity’s business as currently conducted and as proposed to be conducted and to own or lease its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up and Crystal Bridge has all requisite corporate power and authority to carry out its obligations under the Operative Documents;

(b)	no agreement is in force or effect which in any manner affects the voting or control of any of the securities of Crystal Bridge;

(c)	Crystal Bridge does not beneficially own, or exercise control or direction over, 10% or more of the outstanding voting shares of any Person and Crystal Bridge has no Subsidiaries nor Affiliates;

(d)	all consents, approvals, permits, authorizations or filings as may be required under applicable Securities Laws necessary for the execution and delivery of the Operative Documents and the issuance of the Crystal Subscription Receipts and the Crystal Shares and Crystal Warrants upon the conversion of the Crystal Subscription Receipts and the completion of the transactions contemplated hereby, have been made or obtained, as applicable, subject to the Post-Closing Filings;

(e)	other than the Qualifying Transaction, Crystal Bridge has not approved, is not contemplating, nor has it entered into any agreement in respect of, and to the Knowledge of the Crystal: (i) the purchase of any property material to the Crystal Bridge or material assets or any interest therein or the sale, transfer or other disposition of any material property of Crystal Bridge or material assets or any interest therein currently owned, directly or indirectly, by Crystal Bridge, whether by asset sale, transfer or sale of shares or otherwise; or (ii) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of Crystal Bridge) of the Crystal Bridge;

(f)	no order ceasing or suspending trading in any securities of Crystal Bridge or prohibiting the trading of any of Crystal Bridge’s issued securities has been issued and no proceedings for such purpose are pending or, to the Knowledge of Crystal, threatened;

(g)	the definitive form of certificate representing the Crystal Shares and Crystal Warrants are in due and proper form under the laws governing Crystal Bridge and are in compliance with the requirements of the TSXV Corporate Finance Manual and does not conflict with the Crystal Constating Documents;

(h)	there is no action, suit, proceeding, inquiry or investigation before or brought by any person, court or Governmental Authority, Regulatory Authority or otherwise now pending, or, to the Knowledge of the Crystal, threatened against or affecting Crystal Bridge;

(i)	Crystal Bridge has not declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its securities and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its securities or agreed to do so or otherwise effected any return of capital with respect to such securities;

(j)	all Taxes due and payable by Crystal Bridge have been paid when due; all Tax returns, declarations, remittances and filings required to be filed by Crystal Bridge on or prior to the date of this Agreement have been filed with all appropriate authorities and all such returns, declarations, remittances and filings are complete and accurate in all material respects and no material fact or facts have been omitted therefrom which would make any of them misleading; to the Knowledge of the Crystal Bridge, no examination of any Tax return of Crystal Bridge is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by Crystal Bridge;

(k)	Crystal Bridge maintains a system of internal accounting controls that is customary for comparable companies and sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(l)	as at the Closing Date, other than with respect to the Crystal Subscription Receipts and the Compensation Warrants, no holder of outstanding securities of Crystal Bridge will be entitled to any pre-emptive or any similar rights to subscribe for any of the Crystal Shares or other securities of Crystal Bridge;

(m)	Crystal Bridge has conducted and is conducting its business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it carries on business or holds assets (including all applicable federal, provincial, municipal and local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body, including all Governmental Authorities), holds all Permits under all such laws and is in compliance in all material respects with all terms of such Permits, all such Permits are valid and in good standing, and Crystal Bridge has not received a notice of non-compliance, or knows of, or has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or Permits;

(n)	Crystal Bridge is not party to any Material Agreements;

(o)	Crystal Bridge does not own any real property and does not lease any real property;

(p)	the execution and delivery of each of the Operative Documents and the compliance with all provisions contemplated thereunder, the offering and sale of the Crystal Subscription Receipts and the issuance of the Crystal Shares and Crystal Warrants upon satisfaction or waiver of the Escrow Release Conditions, if applicable, does not and will not:

(i)	require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange, securities regulatory authority or other third party, except: (A) such as have been obtained; or (B) for the Post-Closing Filings;

(ii)	result in a breach of or default under, nor create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, nor conflict with:

(A)	any of the terms, conditions or provisions of the Crystal Constating Documents or resolutions of the shareholders, directors or any committee of directors of Crystal Bridge;

(B)	any statute, rule, regulation or law applicable to Crystal Bridge, including applicable Securities Laws, or any judgment, order or decree of any Governmental Authority, agency or court having jurisdiction over Crystal Bridge, that would result in a Material Adverse Effect; and

(iii)	give rise to any Lien, charge or claim in or with respect to the properties or assets now owned or hereafter acquired by Crystal Bridge or the acceleration of or the maturity of any debt under any indenture, mortgage, lease, agreement or instrument binding or affecting Crystal Bridge or any of its properties;

(q)	upon the execution and delivery thereof, each of the Operative Documents shall constitute a valid and binding obligation of Crystal Bridge and each shall be enforceable against Crystal Bridge in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Qualifications;

(r)	at the Closing Time, all necessary corporate action will have been taken by Crystal Bridge to: (i) validly create, authorize and issue the Crystal Subscription Receipts and the applicable Compensation Warrants; and (ii) allot, reserve and authorize the issuance of the Crystal Shares and Crystal Warrants, as fully paid and non-assessable securities in the capital of Crystal Bridge upon the conversion of the Subscription Receipts and the due exercise of the applicable Compensation Warrants in accordance with their respective terms, as the case may be;

(s)	the authorized capital of Crystal Bridge consists of an unlimited number of Crystal Shares and an unlimited number of Crystal Preferred Shares, of which, as of the close of business on the Business Day immediately preceding the date hereof, 11,710,000 Crystal Shares are issued and outstanding as fully paid and non-assessable shares and no Crystal Preferred Shares are issued and outstanding;

(t)	as of the date hereof, Crystal Bridge has 850,000 options to purchase Crystal Shares issued and outstanding and Crystal Bridge has no warrants issued and outstanding;

(u)	Crystal Bridge does not have any outstanding indebtedness or any liabilities or obligations of any nature (whether known or unknown, liquidated or unliquidated, due or to become due and whether accrued, absolutely, contingent or otherwise) and nay liabilities or obligations incurred in the ordinary and usual course of business since April 30, 2020 have not exceeded $10,000 in the aggregate;

(v)	Crystal Bridge: (i) is not insolvent or bankrupt under or pursuant to any corporate, insolvency, winding-up, restructuring, reorganization, administration or other Laws applicable to it; (ii) has not commenced, approved, authorized or taken any action in furtherance of proceedings in respect of it under any applicable bankruptcy, insolvency, restructuring, reorganization, administration, winding up, liquidation, dissolution, or similar law; (iii) has not proposed a compromise or arrangement with its creditors generally or is or has been subject to any actions taken, orders received or proceedings commenced by creditors or other persons for or in respect of the bankruptcy, receivership, insolvency, restructuring, reorganization, administration, winding-up, liquidation or dissolution of it, or any of its property or assets; (iv) has not had any encumbrancer take possession of any of its property; or (v) has not had any execution or distress become enforceable or become levied upon any of its property;

(w)	all information which has been prepared by Crystal Bridge relating to Crystal Bridge and its business and liabilities has been provided to the Agents, and all financial and operational information provided to the Agents is, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(x)	except as contemplated hereby (including any selling agent retained by the Agents pursuant to Section 3.2), there is no Person acting or purporting to act at the request of Crystal Bridge, who is entitled to any brokerage or agency fee in connection with the transactions contemplated herein;

(y)	there is no legislation, or proposed legislation (published by a legislative body), which Crystal Bridge anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of Crystal Bridge, taken as a whole;

(z)	Crystal Bridge not a party, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, or that would require consent or notice, as a result of the execution, delivery and performance of this Agreement or the consummation of any of the transactions provided for in this Agreement;

(aa)	Crystal Bridge is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages;

(bb)	there has not been and there is not currently any labour disruption or conflict which is adversely affecting or is reasonably likely to adversely affect the carrying on of the business of Crystal Bridge;

(cc)	the minute books and records of Crystal Bridge made available to Agent’s Counsel in connection with its due diligence investigation of Crystal Bridge for the periods from Crystal Bridge’s date of incorporation to the date hereof are all of the minute books and records of Crystal Bridge and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of Crystal Bridge, as the case may be, to the date of review of such corporate records and minute books and there have been no other material meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of Crystal Bridge, as the case may be, to the date hereof not reflected in such minute books and other records;

(dd)	Crystal Bridge has no loans or other indebtedness outstanding which have been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with them;

(ee)	Crystal Bridge maintains insurance covering the operations, personnel and business of Crystal Bridge as the company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect Crystal Bridge, as the case may be, and the business of Crystal Bridge; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date; Crystal Bridge has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires;

(ff)	Crystal Bridge is in compliance with all applicable Environmental Laws relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any Hazardous Substances except where such non-compliance would not have a Material Adverse Effect;

(gg)	there are no Environmental Permits necessary as at the date hereof for the operation of the business currently carried on by Crystal Bridge;

(hh)	Crystal Bridge, nor, to the Knowledge of Crystal, any director, officer, agent, employee or other person associated with or acting on behalf of Crystal Bridge has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Corruption of Foreign Public Officials Act (Canada) or similar legislation, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ii)	the operations of Crystal Bridge are and have been conducted at all times in compliance with Money Laundering Laws and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Issuer or its Subsidiaries with respect to the Money Laundering Laws is pending, or to the Knowledge of Crystal, threatened;

(jj)	Crystal Bridge is a “reporting issuer” in each of the provinces of British Columbia, Ontario and Alberta as defined by Canadian Securities Laws and is in material compliance with its obligations as a reporting issuer;

(kk)	Crystal Bridge does not have a class or securities registered pursuant to Section 12 under the U.S. Exchange Act nor a reporting obligation pursuant to Section 15(d) thereunder, and Crystal Bridge is not required to register any class of its securities pursuant to Section 12 thereunder;

(ll)	the Crystal Shares are listed and posted for trading on the TSX-V and no order, ruling or determination having the effect of ceasing or suspending trading in any securities of Crystal has been issued, other than any trading halt imposed by the TSX-V in connection with the Arrangement Agreement;

(mm)	other than the transactions described herein, there is no ‘material fact’ or ‘material change’ in the affairs of Crystal Bridge that has not been generally disclosed to the public;

(nn)	Crystal Bridge is not a party to any collective agreement;

(oo)	United States Offers and Sales:

(i)	Crystal Bridge is, and at each Closing Date will be, a Foreign Issuer with no Substantial U.S. Market Interest in the Crystal Subscription Receipts, Crystal Shares, or Crystal Warrants;;

(ii)	Crystal Bridge is not, and following the application of the proceeds from the sale of the Crystal Subscription Receipts and the application of the proceeds thereof will not be, registered or required to be registered as an “investment company” under the United States Investment Company Act of 1940, as amended;

(iii)	except with respect to offers and sales to U.S. Accredited Investors and QIBs solicited by the Agents in accordance with this Agreement for sale by Crystal Bridge in reliance upon the exemption from registration available under Rule 506(b) of Regulation D, none of Crystal Bridge, its Affiliates, or any Person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates or any person acting on any of their behalf, in respect of which no representation, warranty, covenant or agreement is made) (1) has made or will make any offer to sell, or any solicitation of an offer to buy, any Crystal Subscription Receipts to a Person in the United States or to, or for the account or benefit of, a U.S. Person; and (2) none of Crystal Bridge, its Affiliates, or any person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates or any person acting on any of their behalf, in respect of which no representation, warranty, covenant or agreement is made) offered or sold, or will offer or sell, any of the Crystal Subscription Receipts outside the United States except for offers and sales made in Offshore Transactions in accordance with Rule 903 of Regulation S;

(iv)	during the period in which Crystal Subscription Receipts are offered for sale, none of Crystal Bridge, its Affiliates, or any Person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates or any Person acting on its or their behalf, in respect of which no representation, warranty, covenant or agreement is made), has engaged in or will engage in any Directed Selling Efforts or has taken or will take any action that would cause the exemptions afforded by Rule 506(b) of Regulation D or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Crystal Subscription Receipts in accordance with this Agreement;

(v)	none of Crystal Bridge, its Affiliates or any Person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates or any Person acting on its or their behalf, in respect of which no representation, warranty, covenant or agreement is made), has offered or will offer to sell, or has solicited or will solicit offers to buy, Crystal Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons, by means of any form of General Solicitation or General Advertising or has taken or will take any action that would constitute a public offering of the Subscription Receipts in the United States within the meaning of subsection 4(a)(2) of the 1933 Securities Act;

(vi)	Crystal Bridge has not offered or sold, for a period of six months prior to the commencement of the Offering, and will not offer or sell, any securities in a manner that would be integrated with the offer and sale of the Crystal Subscription Receipts and would cause the exemption from registration provided by Rule 506(b) of Regulation D, or the exclusion from registration afforded by Rule 903 of Regulation S, to be unavailable for offers and sales of Crystal Subscription Receipts in accordance with this Agreement;

(vii)	Crystal Bridge nor any of its Affiliates or any Person acting on any of their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates, or any Person acting on of its or their behalf, in respect of which no representation, warranty, covenant or agreement is made), has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Crystal Subscription Receipts;

(viii)	Crystal Bridge nor its Affiliates or any Person acting on its or their behalf (other than the Agents, the U.S. Affiliate, their respective Affiliates, or any person acting on of its or their behalf, in respect of which no representation, warranty, covenant or agreement is made) will (A) take an action that would cause the exemption provided by Section 3(a)(9) of the 1933 Securities Act to be unavailable for the exchange of the Subscription Receipts for Crystal Shares and Crystal Warrants or (B) pay or give any commission or other remuneration, directly or indirectly, for soliciting the exchange of the Subscription Receipts for Crystal Shares and Crystal Warrants;

(ix)	Crystal Bridge nor any of its predecessors, if applicable, or Affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such Person for failure to comply with Rule 503 of Regulation D;

(x)	if required, Crystal Bridge will complete and file with the SEC a notice on Form D within 15 days after the first sale of Subscription Receipts pursuant to Rule 506(b) of Regulation D, and will make such filings with any applicable state securities commission as may be required by state law;

(xi)	Crystal Bridge nor any of its predecessors, if applicable, any Affiliated issuer, any director, executive officer, other officer of Crystal Bridge participating in the Offering, any beneficial owner of 20% or more of the Crystal Bridge’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Securities Act) connected with Crystal Bridge in any capacity at the time of sale (each, a “Crystal Covered Person” and, together, “Crystal Covered Persons”, other than any Dealer Covered Person, as to whom no representation, warranty or covenant is made) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D. Crystal Bridge has exercised reasonable care to determine: (A) the identity of each Person that is a Crystal Covered Person, and (B) whether any Crystal Covered Person is subject to a Disqualification Event. Crystal Bridge has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D, and has furnished to the Agents a copy of any disclosures provided thereunder; and

(xii)	Crystal Bridge is not aware of any Person (other than a Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with the sale of any Subscription Receipts pursuant to Rule 506(b) of Regulation D;

(pp)	except pursuant to the rights otherwise available for employees of Crystal Bridge: (i) at common law; (ii) under applicable employment standards legislation; or (iii) as set out in the Date Room, there is presently no material plan in place for retirement bonus, pension benefits, unemployment benefits, deferred compensation, severance or termination pay, insurance, sick leave, disability, salary continuation, legal benefits, vacation or other employee incentives or compensation that is contributed to or required to be contributed to, by Crystal Bridge for the benefit of any current or former director, executive officer, employee or consultant of Crystal Bridge;

(qq)	Crystal Bridge is not a party to or bound by any agreement of guarantee, indemnification (other than an indemnification of directors and officers in accordance with the articles of Crystal Bridge and applicable laws) or any other like commitment of the obligations, liabilities (contingent or otherwise) of indebtedness of any other Person;

(rr)	other than as provided for in this Agreement, Crystal Bridge has not granted any rights of first refusal for an equity financing;

(ss)	no current or proposed officer or director of Crystal Bridge, nor any employee of Crystal Bridge, is subject to any limitations or restrictions on their activities or investments, including any non-competition provisions, that would in any way limit or restrict their involvement with Crystal Bridge or the business affairs of Crystal Bridge as now conducted or presently proposed to be conducted;

(tt)	any statistical and market-related data included in the Offering Documents relating to Crystal Bridge is based on or derived from sources Crystal Bridge believes to be reliable and accurate, and Crystal Bridge has obtained consent to the use of such data from such appropriate sources to the extent required; and

(uu)	there has been no Material Adverse Change in the business, affairs, operations, assets, liabilities or capital of Crystal Bridge.

9.	Agents’ Representations, Warranties, Covenants and Agreements.

9.1	Each Agent hereby represents, warrants and covenants to and with the Issuers as follows (which representations, warranties and covenants shall be true and correct in all material respects on the date hereof and at the Closing Time with the same force and effect as if they had been made as at the Closing Time, and which shall survive the Closing in accordance with Section 21.1), and acknowledges that the Issuers, Company’s Counsel and Crystal’s Counsel are relying thereon, that it:

(a)	will conduct activities in connection with arranging for the sale and distribution of the Subscription Receipts in compliance with Securities Laws;

(b)	will not deliver to any prospective Purchaser any document or material which constitutes an offering memorandum under applicable Securities Laws, other than the applicable Offering Documents;

(c)	will not solicit offers to purchase or sell the Subscription Receipts so as to require either of the Issuers to file a prospectus, registration statement or other disclosure document or become subject to continuing obligations in such jurisdictions, except for the Post-Closing Filings;

(d)	will obtain from each Purchaser an executed Subscription Agreement (including executed exhibits thereto, as applicable), together with all documentation as may be necessary in connection with subscriptions for the Subscription Receipts, and deliver such Subscription Agreements and documentation to the Issuers, as applicable, on the Closing Date;

(e)	will refrain from any form of General Solicitation or General Advertising, and not make use of any green sheet or other internal marketing document other than the Investor Presentation, without the written consent of the Issuers, such consent to be promptly considered and not to be unreasonably withheld or delayed;

(f)	will comply with, and ensure that they and their selling agents comply with all applicable Securities Laws and the terms and conditions set forth in this Agreement;

(g)	acknowledges that none of the Compensation Warrants have been registered under the 1933 Securities Act or the securities laws of any state of the United States. In connection with the issuance of the Compensation Warrants, each of the Agents represents, warrants and covenants that (i) it is acquiring the Compensation Warrants as principal for its own account and not for the benefit of any other person; (ii) it is not a U.S. Person and is not acquiring the Compensation Warrants in the United States, or on behalf of a U.S. Person or a person located in the United States; and (iii) this Agreement was executed and delivered outside the United States. The Agents acknowledge and agree that the Compensation Warrants may not be exercised in the United States or by or on behalf or for the benefit of a U.S. Person or a person in the United States, unless such exercise is not subject to registration under the 1933 Securities Act or the securities laws of any state of the United States. The Agents agree that they will not engage in any Directed Selling Efforts with respect to any Compensation Warrants and will not offer or sell any Compensation Warrants in the United States unless in compliance with an exemption or an exclusion from the registration requirements of the 1933 Securities Act and any applicable state securities laws; and

(h)	United States Offers and Sales:

(i)	neither it nor its U.S. Affiliates have solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons, by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of subsection 4(a)(2) of the 1933 Securities Act;

(ii)	it has not offered or sold, and will not offer or sell, at any time any Subscription Receipts except (A) in Offshore Transactions and otherwise in compliance with Rule 903 of Regulation S, or (B) in the United States or to, or for the account or benefit of, U.S. Persons, in compliance with Rule 506(b) of Regulation D and applicable state securities laws, to U.S. Accredited Investors and QIBs. Accordingly, none of the Agents, their Affiliates (including the U.S. Affiliate) or any Person acting on any of their behalf, has made or will make (except as permitted herein): (1) any offer to sell, or any solicitation of an offer to buy, any Subscription Receipts to any Person in the United States or to, or for the account or benefit of, U.S. Persons; (2) any sale of Subscription Receipts to any Purchaser unless, at the time the buy order was or will have been originated, the Purchaser was outside the United States, or the Agents, its Affiliates (including the U.S. Affiliate) or any Person acting on any of their behalf, reasonably believed that such Purchaser was outside the United States and not a U.S. Person; or (3) any Directed Selling Efforts;

(iii)	all offers and sales of Subscription Receipts that have been or will be made by it in the United States or to, or for the account or benefit of, U.S. Persons, have been or will be made through the U.S. Affiliate in compliance with all applicable United States federal and state broker-dealer requirements. The U.S. Affiliate is, and at all relevant times was and will be, duly registered as a broker-dealer pursuant to subsection 15(b) of the U.S. Exchange Act and under the securities laws of each state in which such offers and sales were or will be made (unless exempted from the respective state’s broker-dealer registration requirements), and a member in good standing with the Financial Industry Regulatory Authority, Inc.;

(iv)	it will inform (and cause its U.S. Affiliate(s) to inform) all Purchasers of the Subscription Receipts in the United States or purchasing for the account or benefit of U.S. Persons (and all Purchasers who were offered Subscription Receipts in the United States or who are U.S. Persons) that: (A) the Subscription Receipts and the Underlying Securities have not been and will not be registered under the 1933 Securities Act or the securities laws of any state of the United States; (B) the Subscription Receipts and the Underlying Securities are being offered and sold to such Purchasers in reliance on the exemption from the registration requirements of the 1933 Securities Act provided by Rule 506(b) of Regulation D thereunder, and similar exemptions under applicable state securities laws; and (C) the Subscription Receipts and the Underlying Securities are and will be “restricted securities” and may not be offered or sold, unless such securities are registered under the 1933 Securities Act and any applicable state securities law, an exemption from such registration is available or such registration is not required under Regulation S;

(v)	it has not entered and will not enter into any contractual arrangement with respect to the offer and sale of the Subscription Receipts except with the U.S. Affiliate or with the prior written consent of the Issuers, as applicable. The Agents shall require the U.S. Affiliate to agree, for the benefit of the Issuers, to comply with, and shall use their commercially reasonable efforts to ensure that the U.S. Affiliate complies with, the same provisions of this Section 9.1(h) as apply to the Agents as if such provisions applied to the U.S. Affiliate;

(vi)	it has, through the U.S. Affiliate, offered the Subscription Receipts only to offerees in the United States or that are U.S. Persons, with respect to which it has a pre-existing relationship and has or had reasonable grounds to believe and does and did believe that, immediately prior to soliciting any such offeree and at the time of the completion of any sale to a Purchaser in the United States or that is purchasing for the account or benefit of a U.S. Person or that was offered Subscription Receipts in the United States, each such offeree and each such Purchaser of Subscription Receipts is a U.S. Accredited Investor or QIB, in compliance with Rule 506(b) of Regulation D and applicable state securities laws;

(vii)	at least one Business Day prior to the Closing Date, it shall provide the Issuers with a list of all Purchasers of Subscription Receipts, as applicable, that are U.S. Accredited Investors, together with their addresses (including state of residence), the number of Subscription Receipts purchased and the registration and delivery instructions for the Subscription Receipts;

(viii)	it understands that all Subscription Receipts sold and the Underlying Securities issuable to Purchasers in the Offering that are U.S. Accredited Investors purchasing Subscription Receipts pursuant to Rule 506(b) of Regulation D will be issued in definitive physical form and will bear a restrictive legend substantially in the form set forth in the applicable Subscription Agreement; provided however, that if a Purchaser purchasing Subscription Receipts pursuant to Rule 506(b) qualifies as a QIB and completes a Subscription Agreement in the form prepared for QIBs, such Subscription Receipts and Underlying Securities may be settled in electronic form and without a restrictive legend;

(ix)	at the Closing, the Agents will, together with the U.S. Affiliate, provide a certificate, substantially in the form of Schedule ”D” hereto, relating to the manner of the offer and sale of the Subscription Receipts in the United States or will be deemed to have represented that they did not offer or sell Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Persons;

(x)	none of the Agents, any of their Affiliates (including, the U.S. Affiliate) or any Person acting on any of their behalf has taken or will take, directly or indirectly, any action in violation of Regulation M under the U.S. Exchange Act in connection with the offer and sale of the Subscription Receipts;

(xi)	none of the Agents, any of their Affiliates (including, the U.S. Affiliate) or any Person acting on any of their behalf will (A) take an action that would cause the exemption provided by Section 3(a)(9) of the 1933 Securities Act to be unavailable for the exchange of the Subscription Receipts for Underlying Securities, or (B) pay or give any commission or other remuneration, directly or indirectly, for soliciting the exchange of the Subscription Receipts for Underlying Securities;

(xii)	it represents and warrants that none of the Agents, the U.S. Affiliate, or any of their or the U.S. Affiliate’s directors, executive officers, general partners, managing members or other officers participating in the Offering, or any other Person associated with the Agents who will receive, directly or indirectly, remuneration for solicitation of Purchasers of Subscription Receipts pursuant to Rule 506(b) of Regulation D (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (A) covered by Rule 506(d)(2)(i) of Regulation D, and (B) a description of which has been furnished in writing to the Issuer prior to the date hereof or, in the case of a Disqualification Event occurring after the date hereof, prior to the Closing Date;

(xiii)	it represents that it is not aware of any Person other than a Dealer Covered Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Purchasers in connection with the sale of any Subscription Receipts pursuant to Rule 506(b) of Regulation D. It will notify the Issuer, prior to the Closing Date of any agreement entered into between it and any such Person in connection with such sale;

(xiv)	prior to completion of any sale of Subscription Receipts in the United States or to, or for the account or benefit of, U.S. Purchasers, each such Purchaser thereof that is purchasing Subscription Receipts will be required to provide to the Agent, or the U.S. Affiliate offering the Subscription Receipts for sale by the Issuer an executed copy of the Qualified Institutional Buyer Letter or U.S. Accredited Investor Certificate in the forms attached to the Subscription Agreement, and shall provide the Issuers, as applicable, with copies of all such completed and executed Qualified Institutional Buyer Letters and U.S. Accredited Investor Certificates for acceptance by the Issuer;

(xv)	all offers and sales of the Alpha Subscription Receipts that have been or will be made by it in the United States or to, or for the account or benefit of, U.S. Persons, prior to the expiration of the applicable 12 month distribution compliance period specified in Rule 903(b)(3) and Rule 902(f) of Regulation S (the “Applicable Distribution Compliance Period”) shall be made only in accordance with the provisions of Rule 903 or 904 of Regulation S, pursuant to 1933 Securities Act registration, or pursuant to an available exemption from 1933 Securities Act registration; and

(xvi)	it will not engage in hedging transactions with regard to the Alpha Subscription Receipts or the related Underlying Securities prior to the expiration of the Applicable Distribution Compliance Period, unless in compliance with the 1933 Securities Act.

Each Agent hereby certifies that it is an “accredited investor” as defined under NI 45-106 or the Securities Act (Ontario), as applicable, by virtue of being a company registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer (other than an exempt market dealer).

For greater certainty, references to the Subscription Receipts in this Section 9 shall exclude any Subscription Receipts sold by the Company to any Issuer Direct Subscribers.

10.	Covenants of the Issuers.

Each of the Issuers hereby covenants to and with the Agents (on their own behalf and on behalf of the Purchasers) that:

(a)	in the event any Person acting or purporting to act for such Issuer establishes a claim from the Agents for any brokerage or agency fee in connection with the transactions contemplated herein, it shall indemnify and hold harmless the Agents with respect thereto and with respect to all costs reasonably incurred in the defence thereof unless such claim is made by a selling agent appointed by the Agents hereunder;

(b)	it shall cause each of its senior officers and directors, each of its Significant Shareholders and each such shareholder’s associates and Affiliates to each execute an undertaking in the Agent’s favour, pursuant to which each will agree, subject to customary carve-outs and exceptions, not to, directly or indirectly, offer, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequences of which is to alter the economic exposure to, or announce any intention to do so, in any manner whatsoever, any Common Shares, Crystal Shares or Resulting Issuer Securities, for a period of one hundred and eighty (180) days from the QT Closing Date, without the prior written consent of the Lead Agent, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the covenant contained in this Section shall not apply to any Subscription Receipts purchased under the Offering and the Underlying Securities;

(c)	in the event the Escrow Release Conditions are satisfied, it will ensure that the Resulting Issuer also agreed and covenanted, not to, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, in any manner whatsoever, any Common Shares, Crystal Shares or Resulting Issuer Securities, or securities or other financial instruments convertible or exercisable into Common Shares, Crystal Shares or Resulting Issuer Securities, or otherwise agree, commit, undertake or announce any intention to do so, from the date hereof through a period of one hundred and eighty (180) days from the QT Closing Date and the Escrow Release Date respectively, without the prior written consent of the Agents which will not be unreasonably withheld, delayed or conditioned, provided that the foregoing shall not apply to any Excluded Issuance. An “Excluded Issuance” means: (i) any issuance in connection with the Offering and explicitly contemplated by this Agreement; (ii) any issuance relating to equity compensation grants to directors, officers, employees and consultants of the Issuers and shares issued upon their exercise pursuant to any stock option plan of the Issuers in place on the date hereof; (iii) issuances upon the exercise of convertible securities, warrants or options outstanding at the date hereof; (iv) the issuance of securities by the Issuers or the Resulting Issuer in connection with acquisitions in the normal course of business; or (v) in the case of a person other than the Issuers or the Resulting Issuer, in order to accept a bona fide take-over bid made to all securityholders of the Company or the Resulting Issuer, as applicable, or similar business combination transaction;

(d)	it shall use commercially reasonable efforts to (i) satisfy the Escrow Release Conditions as soon as practicable and take all actions within its control to complete the Qualifying Transaction as soon as practicable and, in any event, on or before the Escrow Release Deadline; (ii) take all actions within its control to ensure that the TSXV Listing is obtained prior to the Escrow Release Deadline; and (iii) prepare and file all documents required by Canadian Securities Laws in connection with the issuance and sale of the Subscription Receipts by it and the issuance of the Common Shares and Crystal Shares, as applicable, upon the exchange of the Subscription Receipts, in each case, so as to permit and enable such securities to be lawfully distributed on an exempt basis in the Offering Jurisdictions in accordance with this Agreement and the Subscription Agreements and subject to compliance by the Agents and Purchasers and their respective representations, warranties, covenants and obligations in this Agreement, the Subscription Receipt Agreements and the Subscription Agreements;

(e)	during the period from the date hereof until the earlier to occur of (i) satisfaction of the Escrow Release Conditions, and (ii) the Termination Date, it shall promptly inform the Agents of the full particulars of any request of any Canadian Securities Commission for any information, or the receipt by such Issuer of any communication from any Canadian Securities Commission or any other competent authority relating to the Issuers or the Qualifying Transaction that could reasonably be expected to result in a Material Adverse Effect;

(f)	until the earlier to occur of (i) satisfaction of the Escrow Release Conditions, and (ii) the Termination Date, it shall use commercially reasonable efforts to promptly provide to the Agents and the Agents’ Counsel, prior to the publication, filing or issuance thereof, any communication to the public by such Issuer;

(g)	it shall remit the Shortfall Amount to the Subscription Receipt Agent in the event the Escrow Release Conditions have not been satisfied prior to the Escrow Release Deadline or if such Issuer, before the Escrow Release Deadline, has provided notice to the Agents that the Escrow Release Conditions will not be satisfied and such remittance shall be delivered to the holders of Subscription Receipts on a pro rata basis as prescribed in the Subscription Receipt Agreements;

(h)	it shall not agree to amend the 1:1 exchange ratio pursuant to which the Qualifying Transaction is to be completed nor shall Crystal Bridge consolidate its common shares (prior to completion of the securities exchange with the Company) on any basis less than 7.14:1, in each case, subject to or as may otherwise be requested by the TSXV and approved by the Agents, acting reasonably;

(i)	it shall use commercially reasonable efforts to ensure the Arrangement Agreement and, at the Effective Time, each of the agreements, contracts and instruments required by the Arrangement Agreement therein to give effect to the Qualifying Transaction to be executed and delivered by such Issuer, will, at the time of execution and delivery, be duly executed and delivered by such Issuer and will, at the time of execution and delivery, be valid and binding obligations of such Issuer, enforceable against the Issuer and by such Issuer in accordance with their respective terms, except as the enforcement thereof may be limited by the Enforceability Qualifications;

(j)	is shall advise the Agents of (i) any amendments to the Arrangement Agreement, (ii) any waivers of conditions to the closing of the Qualifying Transaction contained in the Arrangement Agreement, and (iii) any one or more actions, circumstances, events, individually or in the aggregate, that would reasonably be expected to result in any of the conditions to the closing of the Qualifying Transaction contained in the Arrangement Agreement not being satisfied prior to the Escrow Release Deadline;

(k)	it shall provide the Agents and the Subscription Receipt Agent with notice of any termination of the Arrangement Agreement and any determination not to proceed with the Qualifying Transaction;

(l)	it shall forthwith notify the Agents upon the satisfaction of the Escrow Release Conditions and execute and deliver the Escrow Release Notice upon satisfaction thereof;

(m)	it shall not, directly or indirectly, cause any of its stock options to be accelerated, including in connection with the Offering or the Qualifying Transaction;

(n)	it intends to use the proceeds of the Offering for (i) ongoing clinical testing and marketing of its Alpha-1062 and Alpha-602 formulations; (ii) to make payments related to the completion of the Qualifying Transaction, (iii) for general and administrative expenses, and (iv) to contribute to working capital; and

(o)	it shall, as soon as practicable, use its commercially reasonable efforts to receive all necessary consents to the transactions contemplated herein including the Qualifying Transaction;

(p)	for a period of two years after the Closing Date, assuming the Escrow Release Conditions are satisfied, use commercially reasonable efforts to ensure that all Resulting Issuer Common Shares continue to be or are listed and posted for trading on the TSXV (or such other recognized Canadian stock exchange), provided that this clause shall not be construed as limiting or restricting the Issuer from completing a consolidation, amalgamation, arrangement, takeover bid, business combination or merger that would result in such Resulting Issuer Common Shares ceasing to be listed and posted for trading on the TSXV, so long as the holders of Resulting Issuer Securities receive securities of an entity which is listed on a stock exchange in Canada, or cash, or the holders of the Resulting Issuer Securities have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the policies of the TSXV; provided, however, that to the extent that this covenant is breached after the QT Closing Date, the obligations hereunder shall not be personally binding upon, nor shall resort hereunder be had to, the past or present directors and officers of Crystal who resign prior to or upon the QT Closing Date and have no ability to enforce this covenant beyond the QT Closing Date; and

(q)	the Company shall not register any transfer of the Alpha Subscription Receipts or the underlying securities not made in accordance with the provisions of Regulation S, pursuant to 1933 Securities Act registration, or pursuant to an available exemption from 1933 Securities Act registration.

11.	Closing.

11.1	Each Closing will be completed at the Closing Time via electronic exchange of documents or at such other time as the Agents and the Issuers agree upon, each acting reasonably.

11.2	At the Closing Time, and subject to the terms and conditions contained in this Agreement, the Issuers will deliver to the Agents, as applicable:

(a)	confirmations of the electronic deposit of the Subscription Receipts pursuant to the non-certificated issue system maintained by CDS (other than certificates representing the Subscription Receipts subscribed for by such Purchasers pursuant to Rule 506(b) that are not also QIBs that have executed and delivered a Subscription Agreement in the form prepared for QIBs, which shall be represented by physical certificates bearing an appropriate legend and will be delivered to such Purchasers by the Issuers directly);

(b)	the Compensation Warrant Certificates; and

(c)	all further documentation as may be contemplated in the Operative Documents, or as Agents’ Counsel may reasonably require.

11.3	At the Closing Time, and subject to the terms and conditions contained in this Agreement, the Agents will deliver:

(a)	to the Issuers the applicable Subscription Agreements duly completed and executed by the subscribers to the Offering (excluding Subscription Agreements relating to any sales of Subscription Receipts by the Company to any Issuer Direct Subscribers);

(b)	to the Issuers a list of all Purchasers (other than Issuer Direct Subscribers), as applicable, with all requisite information therein required for such Issuer to complete its Post-Closing Filings;

(c)	to the Issuers all further documentation to be signed by the Purchasers (excluding the Issuer Direct Subscribers) as may be contemplated in the Operative Documents or as Issuers Counsel may reasonably require; and

(d)	to the Subscription Receipt Agent, to be held in escrow, the aggregate purchase price for the Subscription Receipts (other than the purchase price for Subscription Receipts subscribed for by the Issuer Direct Subscribers), payable in cash by wire transfer and net of 50% of the Agents’ Fee payable by the Company as well as the costs and expenses of or incurred by the Agents which have not been paid to the Agents as of the Closing Date, pursuant to instructions provided by the Issuers, as applicable, to the Agents or as the Issuers may otherwise direct.

12.	Conditions of Closing.

12.1	The Agents’ obligations hereunder shall be subject to the following conditions, which conditions may be waived in writing in whole or in part by the Agents:

(a)	each Issuer will have complied in all material respects with all obligations and covenants and satisfied all terms and conditions contained in this Agreement on its part to be complied with or satisfied at or prior to each Closing Time;

(b)	the representations and warranties of each Issuer contained in this Agreement: (i) that are qualified by references to materiality or Material Adverse Effect will be true and correct in all respects; and (ii) the representations and warranties not so qualified will be true and correct in all material respects, in each such case, as of each Closing Date as though made on and as of such Closing Date (except for such representations and warranties which refer to or are made as of another specified date, in which case, such representations and warranties will have been true and correct as of that date);

(c)	the Agents shall have received at the Closing Time, a certificate dated the Closing Date from each of the Issuers signed by their respective Chief Executive Officers, addressed to the Agents and Agents’ Counsel, with respect to:

(i)	such Issuer’s constating documents,

(ii)	all resolutions of the board of directors of each Issuer relating to the Offering and the transactions contemplated hereby and thereby including the Qualifying Transaction, as applicable, and

(iii)	the incumbency and specimen signatures of the signing officers relating to this Agreement and the Subscription Agreements, as applicable;

(d)	other than a Closing Date occurring on the date hereof, the Agents shall have received at the Closing Time, a certificate dated the Closing Date, addressed to the Agents and Agents’ Counsel and signed by each Issuer’s Chief Executive Officer, certifying for and on behalf of such Issuer and without personal liability, after having made due enquiry, that:

(i)	the representations and warranties of each Issuer in this Agreement are true and correct in all respects as if made at and as of the Closing Time (except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct in all respects as of such earlier date) and each Issuer has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied in all material respects at or prior to the Closing Time;

(ii)	no order, ruling or determination having the effect of suspending the sale or ceasing, suspending or restricting the trading of Subscription Receipts or Underlying Securities in any of the Offering Jurisdictions has been issued or made by any securities commission or regulatory authority and is continuing in effect and no proceedings, investigations or enquiries for that purpose have been instituted or are pending; and

(iii)	there has been no Material Adverse Change in the business, affairs, operations, assets, liabilities or capital of each Issuer;

(e)	the Agents shall have received at the Closing Time a favourable legal opinion of Issuers Counsel (who may rely, to the extent appropriate in the circumstances, on the opinions of local counsel acceptable to Agents’ Counsel as to matters governed by the laws of jurisdictions other than the provinces in Canada in which they are qualified to practice) with respect to each of (A) the Company and (B) Crystal Bridge, addressed to the Agents and Agents’ Counsel and dated the Closing Date, in form and substance satisfactory to Agents’ Counsel, acting reasonably, and based and relying on and subject to customary assumptions and qualifications, as to the following matters:

(i)	as to the incorporation and subsistence of the applicable Issuer under the laws of British Columbia and as to the corporate power of the Issuer to carry out its obligations under each of the Operative Documents, and to issue the Subscription Receipts, Compensation Warrants and the Underlying Securities;

(ii)	as to the valid existence of each Issuer and its respective Subsidiaries under the laws of its jurisdiction of formation or incorporation, as the case may be;

(iii)	as to the authorized and issued capital of each Issuer;

(iv)	as to the authorized and issued capital of Alpha USA;

(v)	that the Company is the registered and beneficial owner of all of the issued and outstanding shares of Alpha USA;

(vi)	Alpha USA has all requisite power and authority under the laws of its respective jurisdiction of incorporation or formation, as the case may be, to carry on its activities as presently carried on;

(vii)	that each Issuer has all requisite corporate power and authority under the laws of its governing jurisdiction to carry on its business as presently carried on and to own or lease its properties and assets;

(viii)	that none of the execution and delivery of any of the Operative Documents, the performance by each Issuer of its obligations hereunder and thereunder, or the sale or issuance of the Subscription Receipts or Underlying Securities upon satisfaction of the Escrow Release Conditions prior to the Escrow Release Deadline will, whether with or without the giving of notice or lapse of time or both, conflict with or result in any breach of: (1) each Issuer’s constating documents; (2) any resolutions of the board of directors (or a committee thereof) or the shareholders of each Issuer; or (3) the BCBCA or any other law of Canada;

(ix)	that each of the Operative Documents has been or will be duly authorized and executed and delivered by each Issuer, and constitutes or will constitute a valid and legally binding obligation of each Issuer enforceable against it in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Qualifications;

(x)	that all necessary action has been taken by each Issuer for such Issuer to validly issue the Subscription Receipts on the terms and subject to the terms of this Agreement, the Subscription Agreement and the Subscription Receipt Agreements, to allocate and reserve the Underlying Securities and that the Subscription Receipts have been validly issued by each Issuer and are outstanding and the Underlying Securities will, when issued upon satisfaction of the Escrow Release Conditions prior to the Escrow Release Date in accordance with the terms of the Subscription Receipts, be validly issued as fully paid and non-assessable securities in the capital of such Issuer, if and as applicable;

(xi)	the Compensation Warrants have been duly and validly created and issued;

(xii)	that the securities underlying the Compensation Warrants have been authorized and allotted for issuance to the Agents and, upon the issuance of such securities following due exercise of the Compensation Warrants in accordance with the provisions of the Compensation Warrant Certificates, the securities will be validly issued as fully paid and non-assessable securities in the capital of such Issuer;

(xiii)	Computershare Trust Company of Canada, at its office in Vancouver, British Columbia, has been duly appointed as the Subscription Receipt Agent for the Subscription Receipts under the Subscription Receipt Agreements;

(xiv)	the issuance, sale and delivery of the Subscription Receipts by each Issuer to the Purchasers and the issuance of the Underlying Securities upon the conversion of the Subscription Receipts are exempt from the prospectus requirements of applicable Canadian Securities Laws and that no documents are required to be filed, no proceedings are required to be taken and no approvals, permits, consents or authorizations of any securities regulatory authority are required to be obtained by the Issuers or the Agents, as applicable, under applicable Canadian Securities Laws to permit the distribution of the Subscription Receipts by the Issuers or the Agents, as applicable, in accordance with the Operative Documents; however, where required by Canadian Securities Law, the Issuers will be required to file with the applicable Securities Commissions completed reports pursuant to Part 6 of NI 45-106 together with payment of applicable fees and a copy of the Investor Presentation and any amendments or supplements thereto;

(xv)	the issuance by the Resulting Issuer of the Resulting Issuer Securities will be exempt from the prospectus and registration requirements of Canadian Securities Law and no filing, proceeding, approval, consent or authorization is required to be made, taken or obtained by the Resulting Issuer under Canadian Securities Law to permit such issuance;

(xvi)	in the event that any Subscription Receipts are offered and sold in the United States, and assuming (A) the representations of the Agents and the Issuers contained in this Agreement are true, correct and complete; and (B) compliance by the Agents and the Issuers with their respective covenants set forth in this Agreement, it is not necessary in connection with the offer and sale of the Subscription Receipts, in the manner contemplated by this Agreement, to register the Subscription Receipts under the 1933 Securities Act;

(xvii)	the first trade in the Subscription Receipts, the Compensation Warrants and the Underlying Securities are exempt from the prospectus requirements of Canadian Securities Law and no other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of regulatory authorities required to be obtained by the Issuers under Canadian Securities Law to permit the first trade of the Resulting Issuer Securities, the Compensation Warrants, provided that:

(A)	the Resulting Issuer, and its predecessor Crystal, is and has been a “reporting issuer”, as defined in the Securities Laws, in a province or territory of Canada for the four months immediately preceding the trade;

(B)	the trade is not a “control distribution” as defined in NI 45-102;

(C)	no unusual effort is made to prepare the market or create a demand for the Resulting Issuer Securities or Compensation Warrants;

(D)	no extraordinary commission or consideration is paid to a Person in respect of the trade; and

(E)	if the Purchaser is an insider or officer of the Resulting Issuer at the time of the trade, the Purchaser has no reasonable grounds to believe that the Resulting Issuer is in default of the securities legislation (as defined in National Instrument 14-101-Definitions);

(xviii)	the form and terms of the certificates representing the Subscription Receipts, the Common Shares and the Crystal Shares have been approved by the directors of the applicable Issuer and in the case of the Common Shares and Crystal Shares conform with the provisions of the BCBCA and, in the case of the Subscription Receipts, the Subscription Receipt Agreements; and

(xix)	as to such other matters as the Agents’ Counsel may reasonably request prior to the Closing Time;

it being understood that Company’s Counsel and Crystal’s Counsel may, to the extent appropriate in the circumstances, as to matters of fact not independently established or within the knowledge of Company’s Counsel and Crystal’s Counsel, rely on certificates of government officials, the auditors and officers of the Issuers, as applicable;

(f)	the Agents shall have received at the Closing Time certificates representing the Subscription Receipts (excluding any Subscription Receipts sold by the Company to any Issuer Direct Subscribers) or confirmations of the electronic deposit of the Subscription Receipts pursuant to the non-certificated issue system maintained by CDS registered in the name of the Purchasers, to the extent required hereunder, or as otherwise set forth in the Subscription Agreements;

(g)	the Agents shall have received a certificate of status with respect to each Issuer, Alpha USA issued by the appropriate regulatory authority dated within one Business Day of the Closing Date;

(h)	the Agents shall have received fully executed copies of the Subscription Receipt Agreements;

(i)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares, Crystal Shares or any other securities of the Issuers shall have been issued or made by any Governmental Authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the Knowledge of the Company or the Knowledge of Crystal, contemplated or threatened by any Governmental Authority;

(j)	the Agents not having previously terminated, in accordance with the terms of this Agreement, its obligations pursuant to this Agreement; and

(k)	the Agents having received at each Closing Time such further certificates, opinions of counsel and other documentation from the Issuers contemplated herein, provided, however, that the Agents or Agents’ Counsel shall request any such certificate or document within a reasonable period prior to the Closing Time that is sufficient for the Issuers to obtain and deliver such certificate, opinion or document.

13.	Rights of Termination.

13.1	Non-Compliance with Conditions. Any breach of or failure to comply with any conditions in Section 11.3(d) which are for the benefit of the Agents or any breach of a material term, condition or covenant of this Agreement or any representation or warranty given by the Issuers becomes or is false shall entitle the Agents, at their option and in accordance with Section 13.7, to terminate their obligations under this Agreement by written notice to that effect given to the Issuer prior to a Closing Time. The Agents may waive in whole or in part or extend the time for compliance with any of such conditions without prejudice to their rights in respect of any other of such conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agents any such waiver or extension must be in writing and signed by the Agents.

13.2	Due Diligence. If prior to the Closing Time, the Agents are not satisfied in their sole discretion with their due diligence review and investigations in respect of the Issuers or the Subscription Receipts.

13.3	Litigation and/or Regulatory. If prior to a Closing Time, there is an inquiry, action, suit, proceeding or investigation (whether formal or informal) commenced, announced or threatened by any securities regulatory authority in relation to either of the Issuers, or any one of their respective officers, directors, or principal shareholders.

13.4	Disaster-Out and Market Condition. If prior to a Closing Time, there should develop, occur or come into effect any event of any nature, including without limitation, accident, act of terrorism, public protest, global pandemic (including any worsening of COVID-19), governmental law or regulation which in the reasonable opinion of the Agents, materially adversely affects or involves, or may materially adversely affect or involve, the financial markets or the business, operations or affairs of either of the Issuers or marketability of the Subscription Receipts.

13.5	Market Out. The state of the financial markets in Canada or the United States is such that in the Agents’ reasonable opinion, the Subscription Receipts cannot be marketed profitably.

13.6	Material Change. If prior to a Closing Time, there should occur or come into effect any Material Adverse Change in the business, affairs or financial condition of either of the Issuers or their Subsidiaries, as applicable, taken as a whole or any change in any material fact, or there should be discovered any previously undisclosed material fact which, in each case, in the Agents’ reasonable opinion, has or could reasonably be expected to have a significant adverse effect on the market price or value or marketability of the Subscription Receipts.

13.7	Exercise of Termination Rights. The rights of termination contained in:

(a)	Sections 13.1, 13.3, 13.4 and 13.5 herein are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Issuers in respect of any of the matters contemplated by this Agreement or otherwise; and

(b)	Sections 13.3 and 13.4 herein are in addition to any other rights or remedies the Issuers may have in respect of any default, act or failure to act or non-compliance by the Agents in respect of any of the matters contemplated by this Agreement or otherwise.

In the event of any such termination, there shall be no further liability on the part of the Agents to the Issuers or on the part of the Issuers to the Agents except in respect of any liability which may have arisen prior to or arise after such termination under Sections 14, 15, 17 and 18.

14.	Indemnity.

14.1	Each of the Issuers covenants and agrees to hold harmless and indemnify the Agents and each of their Affiliates and their respective directors, officers, employees, shareholders, partners and agents (each an “Indemnified Person” and collectively, the “Indemnified Persons”) from and against any and all losses, claims (including shareholder actions, derivative and otherwise), actions, suits, proceedings, damages, costs, fines, penalties, liabilities, payments or expenses of whatsoever nature or kind (excluding loss of profits and other consequential damages in connection with the distribution of the Subscription Receipts), joint or several, of any nature, including, without limitation, the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel and other reasonable out-of-pocket expenses in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Person or in enforcing this indemnity (collectively, a “Claim”) to which an Indemnified Person may become subject or otherwise involved in any capacity insofar as the Claim relates to, is caused by, results from, arises out of or is based upon, directly or indirectly:

(a)	any information or statement contained in the Investor Presentation or any Supplementary Material (other than the Agents’ Information) being, or being alleged to be, a misrepresentation;

(b)	any information or statement (other than the Agents’ Information), other than the Investor Presentation and any Supplementary Material, contained in any certificate or other document or material filed or delivered by or on behalf of either Issuer pursuant to this Agreement, being or being alleged to be, untrue or a misrepresentation, or any omission or alleged omission to provide any information or to state any material fact required to be stated therein, or necessary to make any statement therein not misleading in light of the circumstances in which it was made;

(c)	any order made or any inquiry, investigation or other proceeding commenced or threatened by any Governmental Authority relating to the matters contemplated in this Agreement (not based upon the activities or the alleged activities of the Agents, if any; for greater certainty, the Issuers and the Agents agree that they do not intend that any failure by the Agents to conduct such reasonable investigation as necessary to provide the Agents with reasonable grounds for believing the Investor Presentation and any Supplementary Material contained no misrepresentation shall constitute any activities or alleged activities of the Agents) prohibiting or restricting, the trading or distribution of the Subscription Receipts; or

(d)	any breach of, default under or non-compliance by either Issuer with (i) any requirements of Securities Laws in relation to the issue and sale of the Subscription Receipts, unless such breach, default or non-compliance results from the non-compliance by the Indemnified Persons with any requirement of Securities Laws; or (ii) any representation, warranty, term or condition of this Agreement or in any certificate or other document delivered by or on behalf of each Issuer hereunder or pursuant hereto;

except that, if and to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable determines that those losses (except lost profit and other consequential damages), costs, expenses, claims, actions, damages and liabilities, joint or several, including the aggregate amount paid in reasonable settlement of any Claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any Claim (collectively “Proceedings and Liabilities”) resulted from the fraud, negligence or willful misconduct of the Indemnified Person claiming indemnity, such Indemnified Person shall promptly reimburse to the Issuer any funds advanced to such Indemnified Person or fees and disbursements paid to such Indemnified Person’s counsel pursuant to this indemnity in respect of such Proceedings and Liabilities and the indemnity provided for in this Section 15 shall cease to apply to such Indemnified Person in respect of such Proceedings and Liabilities. For greater certainty, the Issuer and the Agents agree that they do not intend that any failure by the Agents to conduct such reasonable investigation as necessary to provide the Agents with reasonable grounds for believing the Investor Presentation and any Supplementary Material contained no misrepresentation shall constitute “negligence” or “willful misconduct” for the purposes of this Section 15 or otherwise disentitle the Agents from indemnification hereunder.

This indemnity will be in addition to any liability which the Issuers may otherwise have to the Indemnified Persons apart from this indemnity.

14.2	If any Claim contemplated by Section 15.1 shall be asserted against any Indemnified Person, such Indemnified Person shall notify the Issuer (provided that failure to so notify the Issuer of the nature of such Claim in a timely fashion shall relieve the Issuers of liability hereunder only if and to the extent that such failure materially prejudices the applicable Issuer’s ability to defend such Claim or results in any material increase in the liability in which each Issuer has under this Section 14) in writing as soon as possible of the nature and full particulars of such Claim and the Issuers shall be entitled (but not required), by written notice reasonably promptly provided to the Agents, to assume the defence of any suit brought to enforce such Claim; provided however, that the defence shall be through legal counsel selected by the Issuers and acceptable to the Indemnified Person acting reasonably and that no settlement or admission of liability may be made by the Issuers or the Indemnified Person without the prior written consent of the Indemnified Persons and the Issuers, such consent not to be unreasonably withheld or delayed. If such defence is assumed by the applicable Issuer, the applicable Issuer shall, throughout the course of such defence, provide copies of all relevant documentation to the Agents, keep the Agents advised of the progress thereof and discuss with the Agents all significant actions proposed. The Indemnified Person shall have the right to retain separate counsel in any proceeding relating to a Claim contemplated by Section 14.1 but the fees and expenses of such counsel shall be at the expense of the Indemnified Person, unless:

(a)	the named parties to any such Claim include the Indemnified Person and the applicable Issuer and the Indemnified Person has been advised by counsel that there may be a reasonable legal defense available to the Indemnified Person which is different from or additional to a defense available to such Issuer and that representation of the Indemnified Person and such Issuer by the same counsel would be inappropriate due to the actual or potential differing interests between them, or that there is a conflict of interest between the Issuer and the Indemnified Person (in which case the Issuer shall not have the right to assume the defense of such proceedings on the Indemnified Person’s behalf but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Person);

(b)	the applicable Issuer shall not have taken the defense of such proceedings and employed counsel within 14 days after notice has been given to such Issuer of commencement of such proceedings; or

(c)	the employment of such counsel has been authorized by the Issuer in connection with the defense of such proceedings;

and, in any such event, the reasonable fees and expenses of such Indemnified Person’s counsel shall be paid by the Issuer; provided that the applicable Issuer shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Persons.

14.3	If (a) any legal proceeding shall be instituted against the Issuer in respect of the Investor Presentation or any Supplementary Material or the Common Shares; (b) any regulatory authority or stock exchange shall carry out an investigation of the Issuer in respect of the Investor Presentation, any Supplementary Material or the Common Shares; or (c) the Issuers or any of their creditors or any other Indemnified Person shall institute any action related to the Offering and, in any such case, whether or not any Indemnified Person is otherwise a party thereto, any Indemnified Person is required to testify, or respond to procedures designed to discover information, in connection with or by reason of the services performed by the Agents hereunder, the Indemnified Person may employ its own legal counsel and the Issuers shall pay and reimburse the Indemnified Person, as incurred, for the reasonable fees and expenses of such legal counsel, the other expenses reasonably incurred by the Indemnified Person in connection with such proceedings or investigation and a fee at the normal per diem rate for any director, officer or employee of the Agents involved in the preparation for or attendance at such proceedings or investigation.

14.4	The rights and remedies of the Indemnified Persons set forth in Sections 14 and 15 of this Agreement are to the fullest extent possible in law cumulative and not alternative and the election by the Agents or other Indemnified Person to exercise any such right or remedy shall not be, and shall not be deemed to be, a waiver of any other rights and remedies.

14.5	It is the intention of the Issuers to constitute the Agents as trustee for the Agents’ directors, officers and employees of the covenant of the Issuers under this Section 14 with respect to the Agents’ directors, officers and employees, and the Agents agree to accept such trust and to hold and enforce such covenants on behalf of such Persons.

14.6	Each of the Issuers waives any right it may have of first requiring an Indemnified Person to proceed against or enforce any other right, power, remedy or security or claim or to claim payment from any other Person or corporation before claiming under this indemnity. It is not necessary for an Indemnified Person to incur expense or make payment before enforcing such indemnity.

14.7	The rights of indemnity contained in this Section 14 shall not apply if (a) the applicable Issuer has complied with the provisions of Sections 4 and 6; (b) the applicable Issuer has delivered to the Agents, in accordance with the terms of such provisions, an offering memorandum or other document that corrects the misrepresentation or alleged misrepresentation which is the basis of any Claim contemplated by this Section 14; (c) the Agents did not provide the Person asserting such Claim with a copy of such correcting document; and (d) the Person asserting such Claim would have been unable, under applicable law, to assert such Claim if the Agents had provided a copy of such correcting document to such Person as soon as practicable.

14.8	Each of the Issuers agrees that, without the prior written consent of the Agents (nor will the Agents, without such Issuer’s prior written consent) which shall not be unreasonably withheld or delayed, it shall not make any admission of liability or settle, compromise or consent to the entry of any judgment in any pending or threatened Claim under this Section 15 unless such admission of liability, settlement, compromise or consent (a) includes an unconditional written release of each applicable Indemnified Person from all liability arising out of such Claim; and (b) does not include any statement as to, or an admission of, negligence, misconduct, liability, responsibility or failure to act by or on behalf of any applicable Indemnified Person.

15.	Right of First Refusal

15.1	From the Closing Date until six (6) months thereafter (the “Option Period”), Raymond James shall have a right of first refusal (the “ROFR”) to act as the lead agent and sole bookrunner for any offering of equity securities of either of the Issuers or any of their subsidiaries to be issued and sold through the issuance of common equity on a brokered private placement basis (an “Equity Financing”). If either Issuer wishes to effect an Equity Financing at any time during the Option Period, it shall provide Raymond James with written notice thereof setting forth the proposed terms thereof, including the proposed terms and conditions relative to the compensation of the agents or underwriter, as the case may be. Raymond James acknowledges that the issue price per share of any future financing will be that price determined by such Issuer’s board of directors at such time. Raymond James shall have 10 Business Days after receipt of such notice within which to notify the applicable Issuer of its election to exercise its right hereunder in respect of such Equity Financing. If Raymond James elects not to exercise its rights hereunder, or the applicable Issuer and Raymond James are unable to agree in writing on the terms of the proposed Equity Financing within 10 Business Days, then such Issuer may for a period of one hundred and twenty (120) days proceed with the Equity Financing through any other agent or underwriter, as the case may be, and without the participation of Raymond James, provided that the terms and conditions of such Equity Financing are not more favourable to such agent or underwriter, as the case may be, than the terms and conditions proposed by the applicable Issuer to Raymond James.

15.2	If during the Option Period, any Equity Financing is completed or announced (and subsequently completed) and the applicable Issuer has not complied with the terms of thee ROFR in this section, then such Issuer will pay Raymond James a cash fee equal to 3.5% of the gross proceeds of such Equity Financing.

16.	Contribution.

16.1	In order to provide for just and equitable contribution in circumstances in which an indemnity provided in Section 14 would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Persons, held to be unavailable under Law or otherwise, or unenforceable by the Indemnified Person, in whole or in part, the Indemnified Person and the Issuers will contribute to the aggregate of all Claims of the nature contemplated in Section 14.1 and suffered or incurred by the Indemnified Persons:

(a)	in such proportions as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Agents on the other, from the distribution of the Subscription Receipts, it being agreed that such proportion is (i) in respect of the Issuers, the percentage that the gross proceeds to the Issuers from the sale of the Subscription Receipts minus the fee payable by the Issuers to the Agents bears to the total gross proceeds to the Issuers from the sale of the Subscription Receipts, all as determined pursuant to the provisions hereof; and (ii) in respect of the Agents, the percentage that the Agents’ Fee actually received by the Agents bears to the total gross proceeds to the Issuers from the sale of the Subscription Receipts; or

(b)	if, but only if, the allocation provided in Section 16.1(a) is not permitted by Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 16.1(a) but also the relative fault of either of the Issuers, on the one hand, and the Agents on the other, in connection with the circumstances which resulted in such Claim (or Claims in respect thereof), as well as any other relevant equitable considerations. The relative fault of the applicable Issuer, on the one hand, and of the Agents on the other, will be determined by reference to, among other things, whether any misrepresentation relates to information supplied by the applicable Issuer or supplied by the Agents in connection with the Offering and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a Person as a result of the Claims referred to above shall be deemed to include, subject as otherwise provided herein, any legal or other fees or expenses reasonably incurred by the Indemnified Person in connection with investigating or defending any Claim.

16.2	No Person who has been determined by a court of competent jurisdiction, in a final judgment that has become non-appealable, to have engaged in fraud, gross negligence or willful misconduct will be entitled to claim contribution from any Person who has not been so determined to have engaged in such fraud, gross negligence or willful misconduct.

16.3	Each Issuer hereby waives any right it might otherwise have to recover contribution from the Agents with respect to such Issuer’s liability under the indemnity provided in Section 14 arising by reason of or arising out of any matters of the nature specified in Section 14.1(a) or 14.1(b); provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of any misrepresentation which is based upon or results from information relating solely to the Agents and furnished by the Agents in writing expressly for inclusion in the Investor Presentation or any Supplementary Material.

16.4	The parties hereto agree that it would not be just and equitable if contribution were determined by any method of allocation that does not take into account the equitable considerations referred to in this Section 15. In the event that either Issuer may be held to be entitled to contribution from the Agents under the provisions of any statute or at Law, the Agents shall be limited to contribution in an amount not exceeding the lesser of (a) the portion of the full amount of the loss or liability giving rise to such contribution for which the Agents are responsible, as determined in Section 17.1; and (b) the aggregate fees actually received by the Agents from the Issuers under this Agreement.

16.5	If an Indemnified Person has reason to believe that a claim for contribution may arise, the Indemnified Person will give the applicable Issuer notice in writing, but failure to so notify will not relieve such Issuer of any obligation which they may have to the Indemnified Person under this Section 16 provided that such Issuer is not materially prejudiced by that failure, and the right of such Issuer to assume the defence of that Indemnified Person will apply as set out in Section 15, mutatis mutandis.

16.6	The rights to contribution provided in this Section 16 will be in addition to and not in derogation of any other right to contribution which the Indemnified Persons may have by statute or otherwise at Law.

17.	Expenses.

17.1	Whether or not the transactions contemplated by this Agreement are completed, except as specifically provided in Section 18.2, the Company will be solely responsible for all reasonable and customary costs and expenses incurred in relation to the Offering and the Qualifying Transaction (including all applicable taxes) including, but not limited to, all third party fees and disbursements, all expenses of or incidental to the creation, issue, sale or distribution of the Subscription Receipts, all fees and expenses of counsel (including local counsel) to the Issuers, all reasonable fees and expenses of the Agents’ legal counsel (provided that the fees and expenses of the Agents’ Counsel shall not exceed a maximum amount of $150,000, excluding disbursements and applicable taxes, without the prior consent of the Company, not to be unreasonably withheld), auditors and all reasonable expenses related to the road shows (including reasonable travel expenses, and meals), expenses with respect to preparation, printing, delivery and filing of any of the marketing materials, roadshow materials or other documents, any translation costs, and all reasonable out-of-pocket expenses incurred by the Agents in connection with the engagement herein. Promptly upon request, the Company shall reimburse the Agents for all costs and expenses reasonably incurred by them in connection with the Offering.

17.2	On the Closing Date, the Company shall reimburse the Agents for: (a) the reasonable out-of-pocket expenses of the Agents relating to the transactions contemplated by this Agreement including, without limitation, advertising, printing, travel, communication expenses, database service expenses, courier charges and other reasonable and documented expenses incurred by the Agents in connection with the Offering; and (b) fees and expenses of Agents’ Counsel, not to exceed $150,000 plus applicable taxes and disbursements, without the prior approval of the Company, not to be unreasonably withheld.

17.3	All expenses incurred by the Agents and the fees and disbursements of Agents’ Counsel shall be payable on termination of this Agreement by the Agents in accordance with the terms herein, or on the Closing Date as accrued, as applicable.

17.4	The Company shall be responsible for Canadian federal goods and services tax, provincial sales tax and HST in respect of any of the foregoing fees and expenses, if applicable.

18.	Confidential Information.

18.1	The Agents agree that they shall hold all Confidential Information in confidence and as strictly confidential and, subject to Section 19.3, shall not disclose any Confidential Information to any Person (other than: (a) to Agents’ Counsel; and (b) Confidential Information previously disclosed by the Issuers to any prospective investor in writing, in Person or telephonically, prior to such prospective investor signing a non-disclosure agreement with the Issuers, may be disclosed by the Agents solely to prospective purchasers in connection with the Offering) and shall not use any Confidential Information directly or indirectly to the benefit of itself and/or the detriment of the Issuers or any of their Affiliates, except as permitted by the Issuers in writing.

18.2	In the event that the Agents shall release or impart Confidential Information in violation of this Section 19, it is acknowledged and agreed that any such breach or violation of this Agreement will result in immediate and irreparable harm to the Issuers, and that money damages would not be a sufficient remedy for any breach or threatened breach, and that the provisions of this Agreement are reasonable and no remedy at law for any breach or threatened breach of these provisions may be adequate, and that the Issuers, in addition to any claim that it may have by way of damages, shall be entitled to equitable relief by way of a temporary or permanent injunction restraining such breach or threatened breach as well as such other relief as any court may deem just and equitable.

18.3	In the event the Agents become legally compelled to disclose any of the Confidential Information, they shall provide to the Issuers prompt and prior written notice of such requirements so that the Issuers may seek a protective order or other appropriate remedy or waive compliance with the terms of this Agreement. In the event that such a protective order or other remedy is not obtained, or the Issuers waive compliance with the provisions hereof, the Agents shall furnish only that portion of the Confidential Information which it is legally required to disclose.

19.	Notice.

19.1	Unless otherwise expressly provided in this Agreement, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered to:

(a)	in the case of the Company:

Alpha Cognition Inc.

439 Helmcken Street

Vancouver, BC, V6B 2E6

Attention: Kenneth Cawkell, Chief Executive Officer

E-mail: kcawkell@alphacognition.com

with a copy to (which copy shall not constitute notice):

Sui & Company

1800-130 King St. W., The Exchange Tower

Toronto, Ontario, M5X 1E3

Attention: Erwin Sui

E-mail: erwin@suico.com

(b)	in the case of Crystal Bridge:

Crystal Bridge Enterprises Inc.

439 Helmcken Street

Vancouver, BC, V6B 2E6

Attention: Rob Bakshi, Chairman and Chief Executive Officer

E-mail: robbakshi@gmail.com

with a copy to (which copy shall not constitute notice):

Morton Law LLP

1200-750 W. Pender Street
Vancouver, British Columbia
Canada, V6C 2T8

Attention: Edward L. Mayerhofer

E-mail: elm@mortonlaw.ca

(c)	in the case of the Agents:

Raymond James Ltd.

40 King Street West, Suite 5400

Toronto, Ontario, M5N 3Y2

Attention: Marwan Kubursi

E-mail: marwan.kubursi@raymondjames.ca

with a copy to (which copy shall not constitute notice):

Goodmans LLP

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention: Allan Goodman

E-mail: agoodman@goodmans.ca

The parties may change their respective addresses for notices by notice given in the manner set out above. Each notice shall be personally delivered to the addressee or sent by facsimile or email to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by email shall be deemed to be given and received on the first Business Day following the day on which it is sent.

20.	Miscellaneous.

20.1	Survival of Representations, Warranties and Covenants. The representations and warranties of the Issuers and the Agents contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement shall survive the issue and sale of the Subscription Receipts and will continue in full force and effect for a period of two years following the last Closing Date.

20.2	Relationship Among the Issuers and the Agents. Each of the Issuers: (a) acknowledges and agrees that the Agents have certain statutory obligations as registered dealers under applicable Canadian Securities Laws and have relationships with their clients; and (b) consents to the Agents acting hereunder while continuing to act for their clients. To the extent that the Agents’ statutory obligations as registered dealers under applicable Canadian Securities Laws or relationships with their clients conflicts with their obligations hereunder, the Agents shall be entitled to fulfill their statutory obligations as registered dealers under applicable Canadian Securities Laws and their duties to their clients. Each of the Issuers further acknowledges and agrees: (i) the sale of the Subscription Receipts contemplated by this Agreement, including the determination of the purchase price of the Subscription Receipts and any related fees, is an arm’s-length commercial transaction between each of the Issuers, on the one hand, and the Agents, on the other hand; (ii) in connection with the Offering contemplated hereby and the process leading to such transaction, the Agents are not the fiduciary of the Issuers, or its shareholders, creditors, employees or any other party; (iii) the Agents have not assumed or will assume an advisory or fiduciary responsibility in favour of the Issuers with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether the Agents have advised or is currently advising the Issuers on other matters) and the Agents do not have any obligation to the Issuers with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Agents and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers; and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Issuers have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

20.3	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

20.4	Time of Essence. Time shall be of the essence of this Agreement and, following any waiver or indulgence by any party, time will again be of the essence of this Agreement.

20.5	Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

20.6	Entire Agreement. This Agreement constitutes the entire agreement between the Agents and the Issuers relating to the subject matter of this Agreement and supersedes all prior agreements between the parties with respect to their respective rights and obligations in respect of the transactions contemplated under this Agreement, whether verbal or written.

20.7	Successors. The terms and provisions of this Agreement will be binding upon and enure to the benefit of the Issuers, the Agents and their respective successors and assigns; provided that, except as otherwise provided in this Agreement, this Agreement will not be assignable by any party without the written consent of the other party and any purported assignment without such consent will be invalid and of no force and effect.

20.8	Public Announcements. Upon the request of the Agents, the Issuers will include a reference to the Agents and their role in connection with the Offering in any press release or other public communication issued by the Issuers relating to the Offering outside of the United States. If the Offering is successfully completed, the Agents will be permitted to publish, solely outside of the United States, at their own expense, subject to Section 18 and subject to the Company’s prior written approval of the publication and the details and wording of the publication, not to be unreasonably withheld, such advertisements or announcements relating to the services provided hereunder in such newspaper or other publications as the Agents consider appropriate.

20.9	Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which, when taken together, will constitute one and the same agreement. Each of the parties to this Agreement will be entitled to rely on delivery of a facsimile or electronic copy of this Agreement and acceptance by each party of any such facsimile or electronic copy will be legally effective to create a valid and binding agreement between the parties to this Agreement in accordance with the terms of this Agreement.

20.10	Engagement Letter. The terms and conditions of the Engagement Letter applicable solely to the Offering are hereby terminated, null and void and of no further force and effect. For greater certainty, all other terms and conditions of the Engagement Letter not applicable solely to the Offering shall survive and will remain in full force and effect.

20.11	No Third Party Beneficiary. This Agreement is made solely for the benefit of the Agents and the Issuers, and their respective successors and permitted assigns, and does not and is not intended to confer any rights or remedies upon any other Person.

[Remainder of page intentionally left blank – Signature page follows]

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this Agreement where indicated below and returning the same to us, upon which this Agreement as so accepted shall constitute an agreement among us.

Yours very truly,

RAYMOND JAMES LTD.

By:
	Name:	Marwan Kubursi
	Title:	Managing Director

ECHELON WEALTH PARTNERS INC.

By:
	Name:	Karanjit Bhugra
	Title:	Managing Director

HAYWOOD SECURITIES INC.

By:
	Name:	Beng Lai
	Title:	Managing Director

Accepted and agreed to by the undersigned as of the date of this Agreement first written above.

ALPHA COGNITION INC.

By:
	Name:	Ken Cawkell
	Title:	Chief Executive Officer

CRYSTAL BRIDGE ENTERPRISES INC.

By:
	Name:	Rob Bakshi
	Title:	Chairman and Chief Executive Officer

Schedule “A”

LIST OF CONVERTIBLE SECURITIES

Security	Expiry Date	Exercise Price		Number of Common Shares Issuable
Options	01-Feb-2026		$0.01	900,000
Options	31-Dec-2027		$0.01	691,057
Options	01-Sep-2028		$0.01	4,500,000
Options	31-May-2029		$0.01	3,900,000
Options	01-Jun-29	US$	0.40	39,154
Options	22-Jul-2030	US$	0.40	39,154
Warrants	30-Aug-2024	US$	0.40	8,761,783
Warrants	05-Jul-2023	US$	0.40	440,000
Convertible Promissory Notes	27-Oct-2021	US$	0.96	2,201,722	(1)
Convertible Promissory Note Warrants (Shares)	N/A	US$	1.28	1,613,186	(2)
Convertible Promissory Note Warrants (Warrants)	N/A	US$	1.28	806,591	(2)

Notes:

(1)	Resulting Issuer Common Shares. Convertible Promissory Notes in the principal amount of US$2,000,000, plus 5% interest calculated from April 27, 2020 to October 30, 2020 (US$50,000), and Convertible Promissory Notes in the aggregate principal amount of US$59,319 issued October 30, 2020, are currently outstanding. Converted at approximately US$0.96 per Resulting Issuer Common Share on QT Closing Date (being a 20% discount to the Issue Price, using an exchange rate of US$0.75 per $1.00). Final interest amount and exchange rate to be determined on QT Closing Date.
(2)	Resulting Issuer Common Shares. Convertible Promissory Note Warrants exercised to acquire, in the aggregate, US$1,940,680.91 in Resulting Issuer securities on the same terms as the Alpha Subscription Receipts. Issue Price of $1.60 converted to United States dollars using exchange rate as at October 30, 2020 of US$0.75 per $1.00.

A-1

Schedule ”B”

Company IP

Grant No. Application No. Filing Date Title Short title Applicant/Proprietor Status Country HERTIN - Ref. WO2009089635 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. int. Phase ended WO na CN102006882 200980107222.0 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. granted CN 2188/19CN 2,712,276 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. pending CA 2188/19CA 280570 5738/DELNP/2010 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. granted IN 2188/19IN 12/863,133 - TREATING NEURODEGENRATIVE DISEASE WITH PROGRANULIN PROGRANULIN abandoned US na 15/255,948 - TREATING NEURODEGENRATIVE DISEASE WITH PROGRANULIN PROGRANULIN abandoned US na 15/688,072 - TREATING NEURODEGENRATIVE DISEASE WITH PROGRANULIN PROGRANULIN abandoned US na 16/043,822 - TREATING NEURODEGENRATIVE DISEASE WITH PROGRANULIN PROGRANULIN abandoned US na 16/440,087 - TREATING NEURODEGENRATIVE DISEASE WITH PROGRANULIN PROGRANULIN abandoned US na 16/851,951 - TREATING NEURODEGENRATIVE DISEASE WITH PROGRANULIN PROGRANULIN pending US na 2 249 861 09701647.1 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. granted and validated: EP 2188/19EP 60 2009 039 568.8 09701647.1 16 - 01 - 09 PROGRANULIN ZUR BEHANDLUNG DER PARKINSON - KRANKHEIT ODER ALZHEIMER - KRANKHEIT PROGRANULIN Neurodyn Life Sciences Inc. granted DE 2188/19DE ES 2 596 360 T3 09701647.1 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. granted ES 2188/19ES 2 249 861 09701647.1 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. granted FR 2188/19FR 2 249 861 09701647.1 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. granted GB 2188/19GB 502016000099981 09701647.1 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. granted IT 2188/19IT 2 249 861 09701647.1 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN Neurodyn Life Sciences Inc. granted NL 2188/19NL 3 009 143 15194111.9 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN 2 Neurodyn Life Sciences Inc. granted and validated (opposition pending): EP 2188/19EPD 3 009 143 15194111.9 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN 2 Neurodyn Life Sciences Inc. granted BE 2188/19BED 3 009 143 15194111.9 16 - 01 - 09 PROGRANULIN ZUR BEHANDLUNG DER PARKINSON'SCHEN KRANKHEIT ODER ALZHEIMER - KRANKHEIT PROGRANULIN 2 Neurodyn Life Sciences Inc. granted CH 2188/19CHD 60 2009 054 927.8 15194111.9 16 - 01 - 09 PROGRANULIN ZUR BEHANDLUNG DER PARKINSON'SCHEN KRANKHEIT ODER ALZHEIMER - KRANKHEIT PROGRANULIN 2 Neurodyn Life Sciences Inc. granted DE 2188/19DED 3 009 143 15194111.9 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN 2 Neurodyn Life Sciences Inc. granted FR 2188/19FRD 3 009 143 15194111.9 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN 2 Neurodyn Life Sciences Inc. granted GB 2188/19GBD 3 009 143 15194111.9 16 - 01 - 09 PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE PROGRANULIN 2 Neurodyn Life Sciences Inc. granted IE 2188/19IED WO2012065248A1 16 - 11 - 11 METHOD FOR INCREASING NEPRILYSIN EXPRESSION AND ACTIVITY Neprilysin Denis Kay int. Phase ended WO na 6312436 2013 - 539101 16 - 11 - 11 METHOD FOR INCREASING NEPRILYSIN EXPRESSION AND ACTIVITY Neprilysin Neurodyn Life Sciences Inc. granted JP 2350/19JP

HERTIN-Ref.	Country	Status	Applicant/Proprietor	Short title	Title	Filing Date	Application No.	Grant No.
382/10	**WO**	**int. Phase ended**	**Neurodyn Life Sciences Inc.**	**Blood Brain Barrier II**	**DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES**	**14-04-08**	**WO2009127218**	
874/10	CA	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	2,721,007	2,721,007
875/10	CN	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	200880128608.5	ZL200880128608.5
876/10	IN	abandoned	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	6391/CHENP/2010	
877/10	JP	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	2011-504317	5504253
269/13	US	granted	Neurodyn Life Sciences Inc.	Method-Memogain (Blood Brain Bar	CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD-BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT	13-04-09	13/861,134	US 9,763,953 B2
269/13USD	US	granted	Neurodyn Life Sciences Inc.	Method-Memogain (Blood Brain Bar	CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD-BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT	08-08-17	15/699,626	10,265,325
735/10	EP	**granted and validated:**	Neurodyn Life Sciences I	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08 735 211.8	2 137 192
735/10CH	CH	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	2 137 192
735/10DE	DE	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	60 2008 030 350.0
735/10DK	DK	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	2 137 192
735/10ES	ES	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	2 463 715 T3
735/10FR	FR	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	2 137 192
735/10GB	GB	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	2 137 192
735/10IE	IE	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	2 137 192
735/10IT	IT	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	502014902259478
735/10NL	NL	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	2 137 192
735/10PL	PL	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	2 137 192
735/10SE	SE	granted	Neurodyn Life Sciences Inc.	Blood Brain Barrier II	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES	14-04-08	08735211.8	2 137 192
482/13	**WO**	**int. Phase ended**	**Neurodyn Life Sciences I**	**BBB III "Memogain-Applikatio**	**ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS**	**29-07-13**	**WO2014016430**	
482/13AU	AU	granted	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	2013294917	2013294917
482/13CA	CA	grant intended	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	2,878,135	
482/13CN	CN	abandoned	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	2013800398703	
482/13CND	CN	pending	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	2018101403258	
482/13HK	HK	abandoned	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	15106777.9	
482/13HK2	HK	pending	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	19100111.3	
482/13HK3	HK	pending	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	19125877.1	
482/13IN	IN	abandoned	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	229/DELNP/2015	
482/13IND	IN	pending	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	201918046982	
482/13JP	JP	granted	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	2015-523573	6272857
482/13JPD	JP	granted	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	2018-000060	6574002
482/13JPD2	JP	pending	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	2019-148915	
482/13US	US	abandoned	Neurodyn Life Sciences Inc.	BBB III "Memogain-Applikation"	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS	29-07-13	14/417,502

Grant No. Application No. Filing Date Title Short title Applicant/Proprietor Status Country HERTIN - Ref. WO2009127218 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. int. Phase ended WO 382/10 2,721,007 2,721,007 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted CA 874/10 ZL200880128608.5 200880128608.5 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted CN 875/10 6391/CHENP/2010 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. abandoned IN 876/10 5504253 2011 - 504317 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted JP 877/10 US 9,763,953 B2 13/861,134 13 - 04 - 09 CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD - BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT Method - Memogain (Blood Brain Bar Neurodyn Life Sciences Inc. granted US 269/13 10,265,325 15/699,626 08 - 08 - 17 CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD - BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT Method - Memogain (Blood Brain Bar Neurodyn Life Sciences Inc. granted US 269/13USD 2 137 192 08 735 211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences I granted and validated: EP 735/10 2 137 192 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted CH 735/10CH 60 2008 030 350.0 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted DE 735/10DE 2 137 192 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted DK 735/10DK 2 463 715 T3 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted ES 735/10ES 2 137 192 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted FR 735/10FR 2 137 192 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted GB 735/10GB 2 137 192 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted IE 735/10IE 502014902259478 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted IT 735/10IT 2 137 192 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted NL 735/10NL 2 137 192 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted PL 735/10PL 2 137 192 08735211.8 14 - 04 - 08 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES Blood Brain Barrier II Neurodyn Life Sciences Inc. granted SE 735/10SE WO2014016430 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikatio Neurodyn Life Sciences I int. Phase ended WO 482/13 2013294917 2013294917 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted AU 482/13AU 2,878,135 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. grant intended CA 482/13CA 2013800398703 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. abandoned CN 482/13CN 2018101403258 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. pending CN 482/13CND 15106777.9 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. abandoned HK 482/13HK 19100111.3 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. pending HK 482/13HK2 19125877.1 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. pending HK 482/13HK3 229/DELNP/2015 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. abandoned IN 482/13IN 201918046982 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. pending IN 482/13IND 6272857 2015 - 523573 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted JP 482/13JP 6574002 2018 - 000060 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted JP 482/13JPD 2019 - 148915 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. pending JP 482/13JPD2 14/417,502 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. abandoned US 482/13US

- 14 - 05 - 20 SELF - PRESERVING COMPOSITIONS AND MULTI - USE DISPENSERS FOR ADMINISTERING ALPHA - 1062 - - - - na 20174724.3 14 - 05 - 20 SELF - PRESERVING COMPOSITIONS AND MULTI - USE DISPENSERS FOR ADMINISTERING ALPHA - 1062 GLN1062 anti - microbial Alpha Cognition Inc. pending EP 2390/19EP - 14 - 05 - 20 Applications in preparation - - - - na GLN1062 Gluconate polymorph Alpha Cognition Inc. application in preparation EP 2389/19EP GLN1062 Enteric coated tablet Alpha Cognition Inc. application in preparation EP 2162/20EP GLN1062 Synthesis Alpha Cognition Inc. application in preparation EP 2163/20EP GLN1062 Sublingual tablet Alpha Cognition Inc. application in preparation EP 2332/20EP 16/287,413 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. pending US 482/13USD 18186075.0 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. pending EP 482/13EPD 2 877 165 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted and validated: EP 482/13EP 2 877 165 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted CH 482/13CH 60 2013 043 163.9 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted DE 482/13DE 2 877 165 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted DK 482/13DK ES 2 700 473 T3 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted ES 482/13ES 2 877 165 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted FR 482/13FR 2 877 165 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted GB 482/13GB 2 877 165 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted IE 482/13IE 502018000037128 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted IT 482/13IT 2 877 165 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted NL 482/13NL 2 877 165 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted PL 482/13PL 2 877 165 13745810.5 29 - 07 - 13 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS BBB III "Memogain - Applikation" Neurodyn Life Sciences Inc. granted SE 482/13SE

Schedule ”C”

Investor Presentation

CORPORATE PRESENTATION DECEMBER 2020 AN ACCELERATED APPROVAL PATH TO IMPROVED ALZHEIMER’S OUTCOMES

This presentation has been prepared in connection with the offering of securities of Alpha Cognition, Inc . (“ ACI ” or the “ Company ”) . The offering is being made on a private placement basis only in those jurisdictions and to those persons where and to whom they may be lawfully offered for sale, and only by persons permitted to sell such securities . This presentation is not, and under no circumstances is to be construed as, an advertisement or a public offering of securities referred to in this presentation . No securities commission or similar authority in Canada or in any other jurisdiction has reviewed or in any way passed upon this presentation or the merits of the securities described herein and any representation to the contrary is an offence . The Company is not and may never become a reporting issuer or the equivalent thereof under the securities legislation of any jurisdiction . The offered securities are not and may never be listed on any stock exchange and there is no primary or secondary market for such offered securities . The securities described herein have not been and will not be registered under the United States Securities Act of 1933 , as amended (the “ U . S . Securities Act ”) or any state securities legislation and may not be offered or sold in the United States except in compliance with the registration requirements of the U . S . Securities Act and applicable state securities legislation or pursuant to an exemption therefrom . This presentation does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein within the United States . The offered securities will not be sold until a subscriber therefor has executed and delivered a subscription agreement in the form approved by the Company . The Company reserves the right to reject all or part of any offer to purchase the offered securities for any reason or allocate to any prospective purchaser less than all of the offered securities for which such purchaser has subscribed . This presentation includes forward - looking statements within the meaning of applicable securities laws . Except for statements of historical fact, any information contained in this presentation may be a forward - looking statement that reflects the Company’s current views about future events and are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward - looking statements . In some cases, you can identify forward - looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future . Forward - looking statements may include statements regarding the Company’s business strategy, market size, potential growth opportunities, capital requirements, clinical development activities, the timing and results of clinical trials, regulatory submissions, potential regulatory approval and commercialization of the technology . Although the Company believes that we have a reasonable basis for each forward - looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain . The Company cannot assure that the actual results will be consistent with these forward - looking statements . These forward - looking statements speak only as of the date of this presentation and the Company undertakes no obligation to revise or update any forward - looking statements for any reason, even if new information becomes available in the future . This presentation also contains estimates and other statistical data made by independent parties and by us relating to share value and other data about our industry . This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates . The information in this presentation is furnished on a confidential basis to prospective investors to enable such investors to evaluate the securities described herein . By accepting delivery of a copy of this presentation, each investor agrees that he, she or it will not transmit, reproduce or otherwise make this presentation, or any information contained in it, available to any other person, other than those persons, if any, retained by such investor to advise the investor with respect to an investment in the securities, without the prior written consent of the Company . In consideration for the time and effort expended by the Company and its representatives to prepare this presentation, these obligations shall survive indefinitely, whether or not an investor acquires any securities . ALL CURRENCIES DENOTED ARE IN UNITED STATES DOLLARS UNLESS OTHERWISE INDICATED 1 Forward Looking Statements ALPHA COGNITION, INC. | CONFIDENTIAL

2 Why Invest We took a proven Alzheimer’s therapy and removed the reasons it wasn’t widely used Our product could be the first patented & FDA approved Alzheimer’s drug in 18 years Alpha Cognition is a unique opportunity to invest in a biotech company that: 1) Has 2 de - risked product candidates 2) Has several short - term value inflection points – next 12 months 3) Financing priced at <25% of current valuation Biotech multiples – reduced risk Experienced Management Team With Expertise in Drug Development and Commercialization ALPHA COGNITION, INC. | CONFIDENTIAL VALUATION (USD) $64,000,000 $400,000,000 $1,000,000,000 INDEPENDENT VALUATION POST - FDA APPROVAL QT VALUATION Source: 1. Alpha Cognition, Inc. 3 rd Party Company Valuation, July 20, 2020, for Internal Use 2. U.S. Physician Market Research 2020 – Access Pointe, 50 physicians surveyed 3. U.S. Payer Market Research 2020 – Access Pointe, 8 payers surveyed

Alzheimer’s Disease Market Opportunity Alzheimer’s in the U.S. is a growing health problem • 5.7 million Americans currently have the disease • Incidence is expected to grow to: – 8.4 million by 2030 – 14 million by 2050 • ~ $1.1 trillion healthcare cost by 2050 3 ALPHA COGNITION, INC. | CONFIDENTIAL Source: Alzheimer’s Association 2018; World Alzheimer’s Report 2018; Wallstreet Research 2018

ALPHA COGNITION, INC. | CONFIDENTIAL

Competitive Landscape

AChEI: Acetylcholine Esterase Inhibitor

Generic	Brand	Approved For	Side Effects
Donepezil (AChEI)	Aricept *Easai (marketed by Pfizer)*	All Stages	**Nausea, vomiting**, loss of appetite, muscle cramps, and increased frequency of bowel movements
Galantamine (AChEI)	Razadyne ER *Johnson & Johnson*	Mild to Moderate	**Nausea, vomiting**, loss of appetite, and increased frequency of bowel movements
Rivastigmine (AChEI)	EXELON® *Novartis*	Mild to Moderate	**Nausea, vomiting**, loss of appetite, and increased frequency of bowel movements
Memantine + Donepezil	Namzaric *Actavis*	Moderate to Severe	**Nausea, vomiting**, loss of appetite, increased frequency of bowel movements, headache, constipation, confusion, and dizziness
Memantine	Namenda XR *Allergan*	Moderate to Severe	Headache, constipation, confusion, and dizziness

4

Competitive Landscape ALPHA COGNITION, INC. | CONFIDENTIAL Generic Brand Approved For Side Effects Donepezil (AChEI) Galantamine (AChEI) Rivastigmine (AChEI) Memantine Memantine + Donepezil All Stages Mild to Moderate Moderate to Severe Mild to Moderate Moderate to Severe Nausea, vomiting , loss of appetite, muscle cramps, and increased frequency of bowel movements Nausea, vomiting , loss of appetite, and increased frequency of bowel movements Headache, constipation, confusion, and dizziness Nausea, vomiting , loss of appetite, and increased frequency of bowel movements Nausea, vomiting , loss of appetite, increased frequency of bowel movements, headache, constipation, confusion, and dizziness AChEI: Acetylcholine Esterase Inhibitor 4 Easai (marketed by Pfizer) Johnson & Johnson Novartis Actavis Allergan

Over 30% of patients drop out of treatment due to GI side effects 5 Long term, consistent efficacious dosing has been reported to result in improved cognitive outcomes. Current Alzheimer’s treatments: • Have significant dose dependent gastrointestinal (GI) side effects (nausea, diarrhea, vomiting) • Consequently, no treatments at efficacious doses • Patients can take up to 2 months to tolerate the effective dose (up - titration) • If treatment ceases, even for a short period, up - titration must be re - started These adverse effects: • Limit the patient’s ability to achieve efficacious dosing • Lead to a lack of patient compliance and discontinuation of treatment Existing AD Therapies Have Drawbacks ALPHA COGNITION, INC. | CONFIDENTIAL Source: Cochrane Report, 2009

ALPHA COGNITION, INC. | CONFIDENTIAL

AChEIs: Immediate Dosing, Improved Outcomes

100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
% Patients in Private Households
0
6
12
18
24
30
36
42
48
Months
80%
60%
35%
25%
30%
25%

6

0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0 6 12 18 24 Months 30 36 42 48 Time to Permanent Institutional Care: All Patients by Duration of Treatment Treatment with GALANTAMINE , DONEPEZIL , or NO TREATMENT , and time to nursing home placement in Alzheimer’s disease patients with and without cerebrovascular disease 1,2 . Source: 1) International Journal of Geriatric Psychiatry 2009; 24: 479 – 488 2) Lancet Neurol 2015; 14: 1171 – 81 80% 60% of patients who had taken galantamine for >36 months delayed entry into long term care by 4 years! 60% of patients who had taken galantamine for >36 months delayed entry into long term care by 4 years! % Patients in Private Households 35% 30% ALPHA COGNITION, INC. | CONFIDENTIAL 6 60% 25% 25% AChEIs: Immediate Dosing, Improved Outcomes

ALPHA COGNITION, INC. | CONFIDENTIAL 7 Alpha - 1062: Is The Solution ACI Developed Alpha - 1062, a New AChEI • Characteristics – Identical efficacy to other approved AChEIs* – Significantly reduced GI side effects – Patented through 2033 (2038 with an FDA extension) • Regulatory Path – FDA has agreed to our low - risk regulatory & clinical strategy which could result in a submission for U.S. approval in 10 - 12 months • Addressable Markets – A similar strategy may be possible for the EU and Japan *Galantamine hydrobromide

ALPHA COGNITION, INC. | CONFIDENTIAL

Alpha-1062: A Pro-Drug

Alpha-1062 Schematic
Intestinal Wall
Neurons in the Digestive System
AChEI
AChEI
Target Receptor Site
Gastrointestinal Side Effects
AChEI
AChEI
Ester
AChEI
Ester
Esterase Cleaving
Ester
Intestine
Blood Circulation

8

Alpha - 1062: A Pro - Drug Intestine Blood Circulation Target Receptor Site AChEI Ester Ester AChEI Esterase Cleaving A ChEI Gastrointestinal Side Effects Intestinal Wall Neurons in the Digestive System AChEI Ester Ester AChEI ALPHA COGNITION, INC. | CONFIDENTIAL Alpha - 1062 Schematic • More Galantamine into Circulation with Almost No GI Side Effects • Alpha - 1062 behaves like a Trojan Horse, releasing the active drug into the bloodstream after passing through the intestinal wall as an inert esterified pro - drug. Ester Ester 8

ALPHA COGNITION, INC. | CONFIDENTIAL

Alpha-1062: Multiple Ascending Dose Clinical Trial

A Marked Reduction in Gastrointestinal Effects vs. Oral Galantamine

Alpha-1062 Demonstrates Better Side Effect Profile at High Dosages
70%
60%
50%
40%
30%
20%
10%
0%
<1%
<1%
1.2%
1.2%
4.8%
8.3% Diarrhea
66.7% Nausea/Vomiting
Alpha-1062 11mg (5.5mg b.i.d.)
Alpha-1062 22mg (11mg b.i.d.)
Alpha-1062 44mg (22mg b.i.d.)
Galantamine 16mg
Diarrhea
Nausea/Vomiting

9

9 Alpha - 1062: Multiple Ascending Dose Clinical Trial A Marked Reduction in Gastrointestinal Effects vs. Oral Source: Abstract MAD CTAD San Diego 2016; Abstract CTAD Boston 2017 ALPHA COGNITION, INC. | CONFIDENTIAL Alpha - 1062 Demonstrates Better Side Effect Profile at High Dosages 1.2% 8.3% <1% 4.8% 66.7% 0% 10% 40% 50% 60% 70% Alpha - 1062 5.5mg b.i.d. Alpha - 1062 11mg b.i.d. Alpha - 1062 22mg b.i.d. Galantamine 16mg 66.7% Nausea/Vomiting Galantamine 30% Alpha - 1062 subjects were given doses twice per day (“Bis In Die” or “B.I.D.”), 20% over a 7 - day period, receiving a total of 8.3% Diarrhea 168 total doses for each 12 - Subject Cohort. Galantamine 16mg Alpha - 1062 11mg (5.5mg b.i.d.) <1% 1.2% Alpha - 1062 22mg (11mg b.i.d.) Diarrhea Nausea/Vomiting Alpha - 1062 44mg (22mg b.i.d.)

Commentary Expected Timing Key Regulatory / Clinical Event ▪ Designed to confirm dosage and format for the Pivotal BABE Study ▪ 4 arms – Sublingual Tablet , Enteric Coated Tablet , Nasal Spray , comparator reference drug Razadyne Q4 2020 completion Pilot Study ▪ Builds on Pilot studies ▪ The FDA stated that Alpha - 1062 could be approved if we confirm in a single, simple and quick study called a ‘bioavailability / bioequivalence’ (BABE) clinical trial to confirm that our drug is similar to the approved reference listed drug Razadyne H2 2021 completion Pivotal Study ▪ Following completion of the Pivotal Study, ACI will submit an NDA package to the FDA ▪ FDA review and approval could be completed within 10 - 12 months following submission H1 2022 NDA Submission ▪ Enabling a superior label claim by eliminating tradition up - titration, allowing immediate efficacious dosing with significantly reduced side effects 2022 Label Study 10 Alpha - 1062: FDA Approval, Minimal Risk, Low Cost ALPHA COGNITION, INC. | CONFIDENTIAL ACI plans to pursue a similar path in Europe and Japan

11 Alpha - 1062: Sublingual Pilot Study Results ALPHA COGNITION, INC. | CONFIDENTIAL • Designed to confirm dosage & format for the Pivotal BABE Study • Pivotal registration study must show same area under curve (“AUC”), within 20% of the registered drug Razadyne IR Figure 1: Alpha - 1062 Sublingual Tablet (8 mg galantamine equivalent) Bioavailability Curve (n = 10) of a single dose of Alpha - 1062 - measuring the amount of circulating galantamine. Figure 2 : Razadyne IR Tablet ( 8 mg) Bioavailability Curve (n = 29 ) given Razadyne (galantamine), information found in the FDA Summary Basis for Approval . Source: CDER Approval Package for Application Number NDA 21 - 615 • The bioavailability of galantamine delivered by Alpha - 1062 achieved equivalence to the FDA approved reference drug with NIL side effects reported • The pilot study evaluated a single - dose (8 mg galantamine equivalent) of Alpha - 1062 sublingual tablet vs. Razadyne IR, 8mg tablet

ALPHA COGNITION, INC. | CONFIDENTIAL

Alpha-1062: Blockbuster Potential

Total Estimated Alzheimer's Disease ("AD") Patients, U.S. only(1)
5,700,000
33% Diagnosed(1) x 75% Treated(2)
1,410,000
14% Market Share(2) of patients treated with Alpha-1062
200,000
Patients Treated x $400/month(3) x 12 Months
Total Market Opportunity US$960mm per Year
A $7 Billion Market in 2019[4]

16%
14%
12%
10%
8%
6%
4%
2%
0%
Donepezil
Rivastigmine
Galantamine
Memantine
0
3
6
9
12
15
18
21
24
27
30
33
36
Market Share per Month

12

Alpha - 1062: Blockbuster Potential ALPHA COGNITION, INC. | CONFIDENTIAL Total Market Opportunity US$960mm per Year ` 1,410,000 33% Diagnosed (1) x 75% Treated (2) 200,000 Total Estimated Alzheimer’s Disease (“AD”) Patients, U.S. only (1) 5,700,000 14% Market Share (2) of patients treated with Alpha - 1062 Patients Treated x $400/month (3) x 12 Months ACI physician surveys indicated that Alpha - 1062 could achieve a 14% market share (in 36 months) 5 12 0% 0 3 6 9 12 Sources: 1. 2019 Alzheimer's Disease Facts and Figures Report 2. U.S. Physician Market Research 2020 – Access Pointe, 50 physicians surveyed 3. U.S. Payer Market Research 2020 – Access Pointe, 8 payers surveyed 4. Bloomberg Intelligence per Symphony, OCT - 2020 5. Japan Physician Market Research 2020 – Linical, 55 physicians surveyed 2% 4% 6% 8% 10% 12% 14% 16% 27 30 33 36 Donepezil Rivastigmine Galantamine Memantine A $7 Billion Market in 2019 4 15 18 21 24 Market Share per Month

ALPHA COGNITION, INC. | CONFIDENTIAL

Development Funded Through Q2 2022

2020 | 2021 | 2022

- Double-blinded cross over design
- Targeting 60 patients

Pilot Study | Pivotal (BABE) | NDA Filing (Tablet) | Label Study | 2nd NDA Filing | EU / Japan

- Confirm tablet formulation for Pivotal Study

- Readouts on development & regulatory status expected throughout 2021

TSX-V Listing | Uplist to TSX | Nasdaq Listing

Value Inflection Points – Continuous News Flow

13

Development Funded Through Q2 2022 ALPHA COGNITION, INC. | CONFIDENTIAL Value Inflection Points – Continuous News Flow 2020 2021 2022 Label Study NDA Filing (Tablet) 2nd NDA Filing EU / Japan Pilot Study Pivotal (BABE) ▪ Confirm tablet formulation for Pivotal Study ▪ Double - blinded cross over design ▪ Targeting 60 patients ▪ Clinical program in healthy subjects designed to show reduced side effects and immediate dosing at efficacious levels ▪ The results of this study will allow unique, unmatched labeling for Alpha - 1062 Nasdaq Listing TSX - V Listing Uplist to TSX ▪ Readouts on development & regulatory status expected throughout 2021 13

A Team of Industry Experts Having Extensive Experience in all Aspects of Drug Development Experienced Leadership Team Kenneth A Cawkell, LLB, CEO and Chairman ▪ Co - founder and has spent 30+ years as a biotech entrepreneur & general counsel, gaining extensive strategic and development experience in all aspects of drug development, financing, licensing and M&A transactions and is primarily responsible for developing the Company’s de - risked, drug development strategy. ▪ Past member of the National Research Council of Canada IMB/ INH Advisory Board and a number of Biotech Industry associations. Frederick D Sancilio, PhD, President – Head of Drug Development ▪ 35+ years of experience in managing research and development programs for some of the world’s largest brands ▪ Founded the first contract research organization focused on the creation of novel dosage forms and built it into a global leader in drug development. ▪ Led over 1,500 development programs and has established an international network ranging from discovery thru commercialization of new chemical entities, biotechnology products, unique drug delivery systems as well as novel regulatory and clinical strategies. Jeremy Wright, CPA, CMA, Chief Financial Officer ▪ 20+ years’ experience, including 7 years as President and CEO of Seatrend Strategy Group, and 6 years at Deloitte in a senior capacity as a Senior Manager and Executive Advisor to British Columbia ▪ Serves as the CFO for several public and private companies including: Centurion Minerals, Portofino Resources, AmWolf Capital, and Freeform Capital; and was previously the CFO for GTEC Holdings (ending August 2019). Denis G Kay, PhD, Chief Scientific officer ▪ Co - founder and the inventor of the Alpha - 602 technology; graduate of Dalhousie (B.Sc. and M.Sc.) and McGill (Ph.D.) Universities. ▪ His research has focused primarily on neurodegeneration and he has more than 30 years experience in the development and characterization of small animal models of human diseases ranging from, models of the neurodegenerative diseases ALS and the vacuolar myelopathy associated with HIV infection of the CNS, to a patented model of multiorgan disease caused by HIV. Colleen Johns, RAC, VP Regulatory Affairs ▪ 30+ years experience in the pharmaceutical industry, playing a key role in product development and regulatory strategy in support of numerous marketing applications across a variety of therapeutic fields. ▪ Has extensive experience interacting with the FDA including meetings and negotiations and authoring multi - national regulatory documents. ▪ Earlier in her career she held various positions within AAI Development Services (now Alcami) including formulation scientist and QA manager. Ray Carpenter, MS, MBA, VP Strategy & Business Development ▪ 25+ years of experience in the life science industry at leading academic research centers, small biotech start - ups, and large international pharmaceutical companies. ▪ Experiences span from early research, new product planning, patenting, licensing, acquisition, to product marketing through commercialization. ▪ Ray is responsible for the development of marketing strategies, asset valuations, and leading the global licensing effort for the product pipeline. 20+ years 30+ years 25+ years 25+ years 30+ years (Founder) 35+ years ALPHA COGNITION, INC. | CONFIDENTIAL 14

Board of Directors Kenneth A Cawkell, LLB, CEO and Chairman (See Previous Page) Frederick D Sancilio, PhD, President – Head of Drug Development (See Previous Page) Len Mertz, U.S. Family Office Investor ▪ Experienced board member with investments in several early - stage healthcare and biotech companies including Triumvira Immunologics, Photodynamic Inc., and PeraHealth, of which he is Chairman. ▪ Chairman of Shannon West Texas Memorial Hospital, a CMS - rated 5 - star hospital with annual revenues in excess of $3 billion. ▪ Founder of Mayne & Mertz, Inc., an oil & gas exploration company based in Houston, Texas. John Havens, U.S. Family Office Investor ▪ President of Seismic Exchange, Inc. (30 years), a privately held company owning the largest 2d and 3d seismic library in North America ▪ Founder and/or significant investor in various businesses spanning a variety of industries such as wellness, hospitality, sports, energy and real estate ▪ Focused on growth through vertical integration and strategic acquisitions (completing over 150 acquisitions in the past 25 years) ▪ Recognized as an Ernst & Young Entrepreneur of the Year in 2009 and as a finalist in the National Entrepreneur of the Year within his Industry Category ▪ Previously served as Vice Chairman/Board Member of the Houston Astros and is currently still involved as an investor ▪ Active member of numerous other business and community Boards Phillip Mertz, U.S. Family Office Investor ▪ Co - founder and Partner of Cenizas Capital, an investment firm focused on early - stage ventures. ▪ Co - founded Py Square, a software development start - up ▪ Partner of Mertz Holdings, a family office private equity group ▪ Previously he led business development for CNG Energy, and worked as a management consultant with Touchstone Consulting Group Rob Bakshi, Crystal Bridge CEO ▪ Co - founder of technology company, Silent Witness Enterprises Ltd., which was listed on the TSX and NASDAQ, where he oversaw the company’s growth strategy before it was acquired to Honeywell for ~$90 million in 2003 ▪ In 2013, appointed CEO of Apivio Systems Inc., responsible for taking the company public, and supporting its 2017 acquisition by Nuri Telecom Company in an all - cash transaction 40+ years 40+ years 15+ years 25+ years ALPHA COGNITION, INC. | CONFIDENTIAL 15

ALPHA COGNITION, INC. | CONFIDENTIAL

Capitalization

	Shares	Valuation (CAD)
Alpha Cognition	50,912,904	$81.4M
Crystal Bridge	1,815,889	$2.9M
Pre Money	**52,728,793**	**$84.4M**
RTO Financing	8,125,000	$13.0M
Post Money	**60,853,793**	**97.4M**
Options[1]	9,991,057	
Warrants[2]	9,201,783	
Convertible Debenture Warrants	58,132	$2.0M
Fully Diluted Post-Money	**80,104,765**	**$128.2M**

Basic Ownership *(Pro Forma)*

13%
2%
3%
Insider Ownership: 40%
82%
ACI
Convertible Note
CPC
Private Placement

Fully Diluted Ownership *(Pro Forma)*

14%
2%
2%
Insider Ownership: 44%
82%
ACI
Convertible Note
CPC
Private Placement

16

Valuation (CAD) Shares $81.4M 50,912,904 Alpha Cognition $2.9M 1,815,889 Crystal Bridge $84.4M 52,728,793 Pre Money $13.0M 8,125,000 RTO Financing 97.4M 60,853,793 Post Money 9,991,057 Options 1 9,201,783 Warrants 2 $2.0M 58,132 Convertible Debenture Warrants $128.2M 80,104,765 Fully Diluted Post - Money Capitalization 1. 9.9 million legacy options outstanding with a weighted average exercise price of US$0.01 per share and term of 10 years; 0.1 million options outstanding with a weighted average exercise price of US$0.40 per share and term of 10 years; 1.0 million options outstanding with a weighted average exercise price of Issue Price per share and term of 10 years 2. 9.2 million warrants outstanding with a weighted average exercise price of US$0.40 per share and term of 5 years 82% 2% 3% Basic Ownership (Pro Forma) 13% ACI Convertible Note CPC Private Placement Insider Ownership: 40% 82% Fully Diluted Ownership (Pro Forma) 14% 2% 2% ACI Convertible Note CPC Private Placement Insider Ownership: 44% 16 ALPHA COGNITION, INC. | CONFIDENTIAL

17 SUBSCRIPTION RECEIPT OFFERING – RRSP and TFSA Eligible Issuer Offering CRYSTAL BRIDGE ENTERPRISES INC. (TSX - V: CRYS) (the “ Company ”) Raymond James, acting as lead agent and sole bookrunner on behalf of a syndicate of agents is leading a brokered private placement of Subscription Receipts offered in connection with to the Company’s qualifying transaction (the “ QT ”) with Alpha Cognition, Inc. (“ ACI ”). C$1.60 per Subscription Receipt Each Subscription Receipt entitles the holder to one Unit of the Company comprising 1 Common Share and ½ Common Share Warrant Each full Warrant will entitle the holder to purchase one Common Share at a price of C$2.10 for a period of 24 months following the closing of the QT On or about December 15, 2020 Unit Price Unit Description ½ Warrant Closing Date Term Sheet provided on request Crystal Bridge - C$6,000,000 ALPHA COGNITION, INC. | CONFIDENTIAL

Investment Highlights Existing Alzheimer's Therapies Have Significant Side Effects • Reduces patient compliance and results in difficulty reaching efficacious dosing • Over 30% of patients drop out of treatment due to GI side effects ACI developed Alpha - 1062 to Significantly Reduce the Side Effect Profile • Alpha - 1062 has a significantly reduced, almost non - existent, gastrointestinal (GI) side effect profile • Identical efficacy to other acetylcholine esterase inhibitors (AChEIs) • New Chemical Entity (NCE) having IP protection through 2033 (2038 with an FDA extension) FDA Supported, De - risked, Accelerated Development Pathway • A Single Bioequivalence Pivotal Study required by FDA (targeting end of Q3 2021) • NDA submission late Q4 2021 • Potential FDA approval in 2022 Robust Market Opportunity • 1.4 million Alzheimer’s patients are treated annually in the U.S. (5.7 million diagnosed) • +$7 billion estimated addressable market • +$1 billion in annual sales potential in the U.S. Experienced Management Team With Expertise in Drug Development ALPHA COGNITION, INC. | CONFIDENTIAL 18

Kenneth A. Cawkell, LLB Chief Executive Officer kcawkell@alphacognition.com (604)619 - 0990 Frederick D. Sancilio, MS, Ph.D President fsancilio@alphacognition.com (561)762 - 4511 www.alphacognition.com

APPENDIX

ALPHA COGNITION, INC. | CONFIDENTIAL

Alpha-1062: Comparable Analysis

Target	Acquirer	Date	Deal Value (USD $MM)	Disease	Stage of Development	Notes
Prexton Therapeutics BV	H. Lundbeck	3/31/2018	1,117	Parkinson's Disease	Phase II	
Chase Pharmaceuticals	Allergan	11/22/2016	1,000	Alzheimer's Disease	Phase II	Donepezil + solifenacin
Cynapsus Therapeutics	Sunovion Pharmaceuticals	8/31/2016	624	Parkinson's Disease	Phase III	
Corium Int'l	Gurnet Point Capital	11/27/2018	476	Alzheimer's Disease	BABE	QW transdermal patch of donepezil
Abide Therapeutics	H. Lundbeck	5/6/2019	400	Tourette's Syndrome	Phase IIa	Discovery platform
Trophos SA	Roche	3/3/2015	386	Neurodegenerative Disorders	Preclinical	
Luye Pharma AG	Luye Pharma Group	7/25/2016	245	Transdermal Therapeutics Including Rivastigmine	NA	China distribution
Biscayne Neurotherapeutics	Supernus Pharmaceuticals	9/13/2018	183	Seizures and Neurodegenerative Disorders	Phase II	
AVERAGE			554			
AVERAGE (without lowest - Biscayne)			**607**			

21

21 Notes Stage of Development Disease Deal Value (USD $MM) Date Acquirer Target Phase II Parkinson’s Disease 1,117 3/31/2018 H. Lundbeck Prexton Therapeutics BV Donepezil + solifenacin Phase II Alzheimer’s Disease 1,000 11/22/2016 Allergan Chase Pharmaceuticals Phase III Parkinson’s Disease 624 8/31/2016 Sunovion Pharmaceuticals Cynapsus Therapeutics QW transdermal patch of donepezil BABE Alzheimer’s Disease 476 11/27/2018 Gurnet Point Capital Corium Int’l Discovery platform Phase IIa Tourette’s Syndrome 400 5/6/2019 H. Lundbeck Abide Therapeutics Preclinical Neurodegenerative Disorders 386 3/3/2015 Roche Trophos SA China distribution NA Transdermal Therapeutics Including Rivastigmine 245 7/25/2016 Luye Pharma Group Luye Pharma AG Phase II Seizures and Neurodegenerative Disorders 183 9/13/2018 Supernus Pharmaceuticals Biscayne Neurotherapeutics 554 AVERAGE 607 AVERAGE (without lowest - Biscayne) Alpha - 1062: Comparable Analysis ALPHA COGNITION, INC. | CONFIDENTIAL

ALPHA COGNITION, INC. | CONFIDENTIAL

IP Landscape

ALPHA-1062

Country	Application #	Title (Alpha-602)
US	20100324127	TREATING NEURODEGENERATIVE DISEASES WITH PROGRANULIN
Canada	2712276	TREATING NEURODEGENERATIVE DISEASES WITH PROGRANULIN
China	CN102006882	TREATING NEURODEGENERATIVE DISEASES WITH PROGRANULIN
India	280570	TREATING NEURODEGENERATIVE DISEASES WITH PROGRANULIN
Europe	2 249 861	PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE
Europe	3 009 143	PROGRANULIN FOR USE IN TREATING PARKINSON'S DISEASE OR ALZHEIMER'S DISEASE (DIVISIONAL OPPOSITION)

Country	Application #	Title (Alpha-1062)
PCT	WO2009127218	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES
CA / CN / JP	2,721,007 / ZL200880128608.5 / 5504253	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES
US	US 9,763,953 / 10,265,325	CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD-BRAIN BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT
EP	2 137 192	DERIVATIVES OF GALANTAMINE AS PRO-DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES
PCT	WO2014016430	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS
AU / JP/ JP/ EP	2013294917 / 6272857 / 6574002 / 2 877 165	ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS

22

IP Landscape Country Application # Title (Alpha - 1062) PCT WO2009127218 DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES CA / CN / JP 2,721,007 / ZL200880128608. 5 / 5504253 TREATING NEURODEGENERATIVE DISEASES WITH CN102006882 China PROGRANULIN CHOLINERGIC ENHANCERS WITH IMPROVED BLOOD - BRAIN US 9,763,953 / US BARRIER PERMEABILITY FOR THE TREATMENT OF DISEASES ACCOMPANIED BY COGNITIVE IMPAIRMENT 10,265,325 TREATING NEURODEGENERATIVE DISEASES WITH PROGRANULIN 280570 India DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES 2 137 192 EP PROGRANULIN FOR USE IN TREATING PARKINSON’S DISEASE OR ALZHEIMER’S DISEASE 2 249 861 Europe DERIVATIVES OF GALANTAMINE AS PRO - DRUGS FOR THE TREATMENT OF HUMAN BRAIN DISEASES 6574002 / 2 877 165 ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY SELECTED FORMULATIONS AND TRANSMUCOSAL ADMINISTRATION OF LIPOPHILIC PRODRUGS WO2014016430 PCT ENHANCED BRAIN BIOAVAILABILITY OF GALANTAMINE BY 2013294917 / AU / JP/ SELECTED FORMULATIONS AND TRANSMUCOSAL 6272857 / JP/ EP ADMINISTRATION OF LIPOPHILIC PRODRUGS Composition of Matter – 2033 Expiration Date Method of Use – 2033 Expiration Date API Manufacture – 2040 Projected Expiration Date Formulation – 2040 Projected Expiration Date Composition of Matter – 2033 Expiration Date Method of Use – 2033 Expiration Date API Manufacture – 2040 Projected Expiration Date Formulation – 2040 Projected Expiration Date Country Application # Title (Alpha - 602) US 20100324127 TREATING NEURODEGENERATIVE DISEASES WITH PROGRANULIN Canada 2712276 TREATING NEURODEGENERATIVE DISEASES WITH PROGRANULIN Europe 3 009 143 PROGRANULIN FOR USE IN TREATING PARKINSON’S DISEASE OR ALZHEIMER’S DISEASE (DIVISIONAL OPPOSITION) Alpha - 602 patents cover methods and compositions for the treatment of neurodegenerative diseases using progranulin, and combinations of effectors that modify progranulin expression . Issued patents include the use of both full - length progranulin and sequences to treat neurological diseases such as ALS, Alzheimer’s, and Parkinson’s disease . ALPHA - 1062 ALPHA - 1062 22 ALPHA COGNITION, INC. | CONFIDENTIAL

• Alpha - 602 is a protein that protects neurons under stress. Progranulin deficiency is known to promote neuroinflammation and neurodegeneration in humans: • A drug development, clinical and regulatory process is ongoing in cooperation with McGill University • Orphan Drug Designation (ODD) for progranulin and its sub - components (granulins) for the treatment of ALS was granted in February 2020 • ODD provides tax incentives for research costs and clinical trials • 7 years of market exclusivity are granted, preventing generic competition regardless of patent status Drug Pipeline: Alpha - 602 (Progranulin) for ALS Approximately 5,000 people in the U.S. are diagnosed with ALS each year. It’s estimated that at least 16,000 Americans may be living with ALS at any given time. 23 Source: www.webco.alsa.org ALPHA COGNITION, INC. | CONFIDENTIAL

www.alphacognition.com

Schedule “D”

AGENTS’ Certificate

Unless otherwise indicated, capitalized terms used but not defined herein shall have the meaning attributed thereto in Agency Agreement dated effective December 18, 2020 (the “Agency Agreement”) between Crystal Bridge Enterprises Inc., Alpha Cognition Inc., Raymond James Ltd., Echelon Wealth Partners Inc. and Haywood Securities Inc.

In connection with the private placement of subscription receipts (the “Subscription Receipts”) of [●] (the “Issuer”) pursuant to the Agency Agreement, the undersigned do hereby certify to the Issuer as follows:

1.	[●] (collectively, the “U.S. Affiliate”) is, on the date hereof and the date on which each offer was made by it in the United States, a duly registered broker-dealer under the U.S. Exchange Act and under the securities laws of each state in which such offers and sales were or will be made (unless exempted from the respective state’s broker-dealer registration requirements), and a member of and in good standing with the Financial Industry Regulatory Authority, Inc., and all offers and sales of the Subscription Receipts in the United States have been effected by the U.S. Affiliate in compliance with all United States federal and state broker-dealer requirements;

2.	immediately prior to making any offer to each offeree that was in the United States or was a U.S. Person, or was purchasing for the account or benefit of a U.S. Person or a person in the United States (each, a “U.S. Offeree”), we had reasonable grounds to believe and did believe that each U.S. Offeree was either a U.S. Accredited Investor or a QIB, and, on the date hereof, we continue to believe that each U.S. Offeree purchasing the Subscription Receipts is either a U.S. Accredited Investor or a QIB;

3.	no form of General Solicitation or General Advertising was used by us in connection with the offer or sale of the Subscription Receipts to U.S. Offerees;

4.	prior to any sale of the Subscription Receipts to a U.S. Offeree, we caused each such U.S. Offeree to execute and deliver a Subscription Agreement in the appropriate form;

5.	all U.S. Offerees purchasing the Subscription Receipts have been informed that the Subscription Receipts and the Underlying Securities have not been and will not be registered under the 1933 Securities Act or any state securities laws and are being offered and sold to such purchasers without registration in reliance on exemptions from the registration requirements of the 1933 Securities Act and applicable state securities laws;

D-1

6.	none of the undersigned, nor any of their directors, executive officers, general partners, managing members or other officers participating in the Offering, or any other person associated with the Agents who will receive, directly or indirectly, remuneration for solicitation of Purchasers of the Subscription Receipts pursuant to Rule 506(b) of Regulation D (each, a “Dealer Covered Person”), is subject to any Disqualification Event;

7.	the undersigned are not aware of any person (other than any Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any of the Subscription Receipts pursuant to Rule 506(b) of Regulation D;

8.	neither we nor the U.S. Affiliate, have taken or will take any action that would constitute a violation of Regulation M under the U.S. Exchange Act;

9.	the offering of the Subscription Receipts has been conducted by us in accordance with the terms of the Agency Agreement;

[Include paragraphs 10 and 11 below only in an Agents’ Certificate relating to the offer and sale of Alpha Subscription Receipts]

10.	all offers and sales of Alpha Subscription Receipts that have been or will be made by it in the United States or to, or for the account or benefit of, U.S. Persons, prior to the expiration of the Applicable Distribution Compliance Period shall be made only in accordance with the provisions of Rule 903 or 904 of Regulation S, pursuant to 1933 Securities Act registration, or pursuant to an available exemption from 1933 Securities Act registration; and

11.	we will not engage in hedging transactions with regard to the Alpha Subscription Receipts or the related Underlying Securities prior to the expiration of the Applicable Distribution Compliance Period, unless in compliance with the 1933 Securities Act.

D-2

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

DATED this _____ day of _________________________, 2020.

By:		By:
	Name:		Name:
	Title:		Title:

D-3